                                                              EXHIBIT 1






================================================================================




                              AMENDED AND RESTATED


                          SECURITIES PURCHASE AGREEMENT


                                  by and among


                         WARBURG, PINCUS VENTURES, L.P.,


                      FRANKLIN CAPITAL ASSOCIATES III L.P.


                                       and


                              COVENTRY CORPORATION


                                      dated


                                      as of


                                  April 2, 1997





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


                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.     AUTHORIZATION OF ISSUE OF SECURITIES............................1
         1.1.  Convertible Exchangeable Notes..................................1
         1.2.  Warrants........................................................2
         1.3.  Convertible Preferred Stock.....................................2

SECTION 2.     PURCHASE AND SALE OF SECURITIES.................................2
         2.1.  Initial Issuance of Securities..................................3
         2.2.  Subsequent Issuance of Securities...............................3
         2.3.  Closing and Closing Date........................................4
         2.4.  Tax Basis.......................................................4

SECTION 3.     SCHEDULED PAYMENTS AND PREPAYMENTS ON THE NOTES.................4
         3.1.  General.........................................................4
         3.2.  Mandatory Prepayments of the Notes..............................5
         3.3.  Optional Prepayments of the Notes...............................5
         3.4.  Partial Prepayments Pro Rata....................................6

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................6
         4.1.  Corporate Organization..........................................6
         4.2.  Subsidiaries....................................................7
         4.3.  Capitalization..................................................7
         4.4.  Corporate Proceedings, etc......................................9
         4.5.  Consents and Approvals..........................................9
         4.6.  Compliance with Law.............................................9
         4.7.  Litigation.....................................................12
         4.8.  Change in Ownership............................................13
         4.9.  Absence of Defaults, Conflicts, etc............................13
         4.10. Reports and Financial Statements...............................14
         4.11. Absence of Certain Developments................................15
         4.12. Material Contracts.............................................16
         4.13. Absence of Undisclosed Liabilities.............................16
         4.14. Employees......................................................16
         4.15. Tax Matters....................................................17
         4.16. Employee Benefit Plans.........................................18
         4.17. Patents, Licenses, etc.........................................18
         4.18. Title to Tangible Assets.......................................19
         4.19. Insurance......................................................19
         4.20. Transactions with Related Parties..............................20
         4.21. Interest in Competitors........................................20
         4.22. Registration Rights............................................20
         4.23. Regulation G, etc..............................................20
         4.24. Private Offering...............................................21
         4.25. Brokerage......................................................21
         4.26. Illegal or Unauthorized Payments; Political Contributions......21
         4.27. Takeover Statute; Rights Plan..................................22
         4.28. Material Facts.................................................22













                                      (i)

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS................22

SECTION 6.     ADDITIONAL COVENANTS OF THE PARTIES............................24
         6.1.  Resale of Securities...........................................24
         6.2.  Covenants Pending Closing......................................24
         6.3.  Board Nominees.................................................25
         6.4.  Subscription Right.............................................26
         6.5.  Use of Proceeds................................................27
         6.6.  Amendment to Rights Agreement..................................28

SECTION 7.     INVESTORS' CLOSING CONDITIONS..................................28
         7.1.  Representations and Warranties.................................28
         7.2.  Compliance with Agreement......................................28
         7.3.  Injunction.....................................................28
         7.4.  Counsel's Opinion..............................................28
         7.5.  Adverse Development............................................32
         7.6.  Election of Directors..........................................32
         7.7.  Approval of Creditors..........................................32
         7.8.  Consents and Approvals.........................................32
         7.9.  Secretary's Certificate........................................33
         7.10. Officer's Certificate..........................................33
         7.11. Approval of Proceedings........................................33
         7.12. Amendment to Rights Agreement..................................33

SECTION 8.     COMPANY CLOSING CONDITIONS.....................................34
         8.1.  Representations and Warranties.................................34
         8.2.  Compliance with Agreement......................................34
         8.3.  Injunction.....................................................34
         8.4.  Consents and Approvals.........................................35
         8.5.  Investors' Certificate.........................................35

SECTION 9.     CONVERSION.....................................................35

SECTION 10.    ANTI-DILUTION PROVISIONS.......................................37

SECTION 11.    REGISTRATION RIGHTS............................................46
         11.1. Definitions....................................................46
         11.2. Requested Registration.........................................46
         11.3. Company Registration...........................................49
         11.4. Expenses of Registration.......................................50
         11.5. Registration Procedures........................................51
         11.6. Indemnification................................................52
         11.7. Information by the Holders.....................................54
         11.8. Rule 144 Reporting.............................................55
         11.9. "Market Stand-off" Agreement...................................55
         11.10.Termination....................................................56

SECTION 12.    COVENANTS......................................................56
         12.1. Approval of Preferred Stock....................................56



                                      (ii)

         12.2. Exchange of Notes..............................................56
         12.3. Financial and Business Information.............................57
         12.4. Inspection.....................................................59
         12.5. Confidentiality................................................60
         12.6. Takeover Statute...............................................60
         12.7. Rights Agreement Inapplicable..................................60
         12.8. Hart-Scott Filings; Consents and Approvals.....................61
         12.9. Conduct of Business and Maintenance of Existence...............62
         12.10.Compliance with Laws...........................................62
         12.11.Insurance......................................................62
         12.12.Keeping of Books...............................................62
         12.13.Transfer; Lost, etc. Securities; Certificates
                    Evidencing Securities (or Common Stock); Exchange.........62
         12.14.Licenses.......................................................64

SECTION 13.    EVENTS OF DEFAULT..............................................64
         13.1. Events of Default..............................................64
         13.2. Other Remedies.................................................65

SECTION 14.    INTERPRETATION OF THIS AGREEMENT...............................66
         14.1. Terms Defined..................................................66
         14.2. Accounting Principles..........................................71
         14.3. Directly or Indirectly.........................................71
         14.4. Governing Law..................................................72
         14.5. Paragraph and Section Headings.................................72

SECTION 15.    MISCELLANEOUS..................................................72
         15.1. Payments.......................................................72
         15.2. Consent to Amendments..........................................72
         15.3. Notices........................................................73
         15.4. Expenses and Taxes.............................................73
         15.5. Reproduction of Documents......................................74
         15.6. Termination and Survival.......................................75
         15.7. Successors and Assigns.........................................75
         15.8. Entire Agreement; Amendment and Waiver.........................75
         15.9. Severability...................................................75
         15.10.Limitation on Enforcement of Remedies..........................75
         15.11.Counterparts...................................................77

EXHIBIT A      Form of Note
EXHIBIT B      Form of Warrant
EXHIBIT C      Form of Certificate of Designation of Series A
               Convertible Preferred Stock of the Company
EXHIBIT D      Certificate of Incorporation of the Company
EXHIBIT E      Bylaws of the Company
EXHIBIT F      Voting Trust Agreement




                                      (iii)

Schedule I     Names of Investors
Schedule 2.1   Investors
Schedule 4.2   Subsidiaries
Schedule 4.3   Stockholders and Conversion Rights
Schedule 4.5   Consents and Approvals
Schedule 4.6   Compliance with Law
Schedule 4.12  Key Agreements and Instruments
Schedule 4.16  Employee Benefit Arrangements
Schedule 7.14  Affiliates
Schedule 12.14 Licenses



                                      (iv)

                              COVENTRY CORPORATION

                              AMENDED AND RESTATED

                          SECURITIES PURCHASE AGREEMENT

                            Dated as of April 2, 1997

To the Investors whose
names and addresses are
set forth on Schedule I hereto

Dear Sirs:

                  Coventry Corporation, a Tennessee corporation (the "Company"), hereby agrees with Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), and Franklin Capital Associates III L.P., a Delaware limited partnership ("Franklin" and together with Warburg, the "Investors") as follows:

SECTION 1.  AUTHORIZATION OF ISSUE OF SECURITIES

                  1.1.  Convertible Exchangeable Notes.

                  The Company has authorized the issuance, sale and delivery to the Investors of its convertible, exchangeable senior subordinated notes (together with any replaced or exchanged notes referred to herein as the "Notes") in the aggregate principal amount of $40,000,000, to be dated a Closing Date and to bear interest on the unpaid balance thereof from the date thereof at the rate of 8.3% per annum until the second anniversary of its respective Closing Date and at the rate of 5.0% per annum thereafter, until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). The Notes shall be substantially in the form of Exhibit A attached hereto. Interest on the Notes will be payable semi-annually in arrears on the last day of the applicable month, commencing six months from its respective Closing Date, and if such date is not a Business Day on the next Business Day thereafter; provided, however, that the Company shall issue interest notes ("Interest Notes" and individually called an "Interest Note") in payment of any or all interest due on or before the second anniversary of the applicable Closing Date, which Interest Notes shall bear interest on the unpaid balance thereof at the rate of 8.3% per annum (computed on the basis of a 360-day year of twelve 30-day months) from the date of issuance thereof until the second anniversary of the applicable Closing Date and at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) thereafter until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise); and, provided, further, that the Company may, at its sole option, issue Interest Notes in lieu of a cash payment of any or all interest due after the second anniversary of the Closing Date, which Interest Notes shall bear interest on the unpaid balance thereof from the date of issuance thereof at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). Interest on the Interest Notes will be payable semi-annually in arrears on the last day of the applicable month, commencing six months from the date of issuance thereof, and if such date is not a Business Day on the next Business Day thereafter. Such Interest Notes shall be substantially in the form of Exhibit A attached hereto. For purposes of this Agreement, all references to the Notes or a Note shall be deemed to include any and all Interest Notes.

                  1.2.  Warrants.

                  The Company has authorized and created Warrants (herein, together with any such warrants which may be issued hereunder in substitution or exchange therefor collectively called the "Warrants" and individually called a "Warrant"), initially evidencing the right to purchase an aggregate of 2,352,941 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), to be dated a Closing Date and to be substantially in the form of Exhibit B hereto. Each Warrant will be immediately exercisable and transferable at the sole option of its holder.

                  1.3.  Convertible Preferred Stock.

                  The Board has authorized and has proposed to submit to the shareholders of the Company for their approval at the next annual meeting of shareholders of the Company the creation, issuance and sale of a series of Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), consisting of 6,000,000 shares and designated as its "Series A Convertible Preferred Stock." The terms, limitations and relative rights and preferences of any such Series A Preferred Stock are set forth in the form of Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of the Company, a copy of which is attached hereto as Exhibit C (the "Certificate of Designation").

SECTION 2.  PURCHASE AND SALE OF SECURITIES

                  2.1.  Initial Issuance of Securities.

                  Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Investors' representations set forth below, on the First Closing Date (as defined below) the Company shall sell to the Investors, and the Investors shall purchase from the Company, the Securities set forth opposite their respective names on Schedule 2.1, at the aggregate cash purchase prices (each a "First Closing Purchase Price") set forth opposite their respective names on Schedule 2.1 (such Securities collectively referred to herein as the "First Closing Securities"). Such sale and purchase shall be effected on the First Closing Date by the Company executing and delivering to each of the Investors, duly registered in its name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the First Closing Date, a duly executed Note and a duly executed Warrant in the amount set forth on Schedule 2.1, against delivery by each of the Investors to the Company of the First Closing Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate in writing.

                  2.2.  Subsequent Issuance of Securities.

                  (b) Subject to the terms set forth in this Agreement, to the conditions set forth in Section 2.3(b) and in reliance upon the Company's and the Investors' representations set forth below, on the Second Closing Date (as defined below) the Company shall sell to the Investors, and the Investors shall purchase from the Company, the Securities set forth opposite their respective names on Schedule 2.2, at the aggregate cash purchase prices (each a "Second Closing Purchase Price," and together with the respective First Closing Purchase Price, the "Purchase Price") set forth opposite their respective names on
Schedule 2.2 (such Securities collectively referred to herein as the "Second Closing Securities," and together with the First Closing Securities, the "Purchased Securities"). Such sale and purchase shall be effected on the Second Closing Date by the Company executing and delivering to each of the Investors, duly registered in its name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the Second Closing Date, a duly executed Note and a duly executed Warrant in the amount set forth on Schedule 2.2, against delivery by each of the Investors to the Company of the Second Closing Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate in writing.

                  2.3.  Closing and Closing Date.

                  (a) The First Closing. The closing of the transactions contemplated by Section 2.1 (the "First Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Sections 7 and 8 hereof shall be fulfilled or waived in accordance with this Agreement, or such other date as the Investors and the Company agree in writing (the "First Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or such other location as the Investors and the Company shall mutually select.

                  (b) The Second Closing. The closing of the transactions contemplated by Section 2.2 (the "Second Closing," and together with the First Closing, the "Closings," and each a "Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.9, 7.10, 7.11 and Section 8 hereof (the "Second Closing Conditions") shall be fulfilled or waived in accordance with this Agreement, or such other date as the Investors and the Company agree in writing (the "Second Closing Date," and together with the First Closing Date, the "Closing Dates" and each a "Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or such other location as the Investors and the Company shall mutually select. The obligation of each of the Investors and the Company required to be performed by it pursuant to this Section 2.3(b) shall be subject to the performance by each of the other parties of their agreements theretofore to be performed pursuant to this Section 2.3(b) and the satisfaction of Second Closing Conditions.

                  2.4.  Tax Basis.

                  The Company and the Investors agree that the aggregate Purchase Price of $42,352,941 shall be allocated as follows: $40,000,000 to the Notes and $2,352,941 to the Warrants. The Company and the Investors shall each file all income tax and similar documents (including information and reporting forms) consistent with such allocation.

SECTION 3.  SCHEDULED PAYMENTS AND PREPAYMENTS ON THE NOTES.

                  3.1.  General.

                  The Notes shall be subject to scheduled payment and mandatory prepayments as specified in Section 3.2 and to the optional prepayments under the circumstances set forth in Section 3.3.

                  3.2.  Mandatory Prepayments of the Notes.

                  (a) Scheduled Payments of the Notes. On the fifth, sixth and seventh anniversaries of each Closing Date, the Company shall apply to the outstanding principal balance of the Notes purchased on such Closing Date, without premium or penalty, an amount equal to 33.33%, 50.0% and 100.0%, respectively, of the aggregate outstanding principal amount of the Notes as of such date, and such aggregate principal amount of the Notes, together with all accrued and unpaid interest thereon to such payment date, shall become due and payable on such payment date.

                  (b) Prepayment Upon Change of Control. Upon a Change of Control the Company shall, upon the written request of the Majority Holders, prepay on the effective date of the Change of Control 100.0% of the aggregate outstanding principal balance of the Notes or such other portion of the principal amount of the Notes requested by the Majority Holders to be prepaid at a price in cash equal to the principal amount to be prepaid plus all accrued but unpaid interest thereon through the date of payment.

                  The Company shall notify each Investor as promptly as practicable prior to the occurrence of any event constituting a Change of Control but in any event not less than thirty (30) days prior to a Change of Control. Such notice shall specify the date of the proposed Change of Control and that such prepayment would be made pursuant to this Section 3.2(b). If an Investor requests prepayment it shall thereafter furnish to the Company written notice of such election pursuant to this Section 3.2(b). Notice of prepayment having been given as aforesaid, the prepayment price calculated as set forth above shall become due and payable on the effective date of the Change of Control.

                  3.3.  Optional Prepayments of the Notes.

                  (a) Except as provided in Section 3.3(b), the Notes may not be prepaid at the option of the Company.

                  (b) The Notes may not be prepaid before the third anniversary of their respective Closing Date. Thereafter, the Notes shall be subject to prepayment, in whole but not in part, at the option of the Company, if the Market Price of the Common Stock on each of the twenty (20) consecutive days on which there was a price for such shares during the period ending within five days prior to the giving of written notice of prepayment as provided in Section 15.3 is at least $17.00 per share (appropriately adjusted for any stock split, stock dividend or similar event), at a price in cash equal to (x) the aggregate outstanding principal amount of the Notes to be prepaid plus (y) all accrued and unpaid interest thereon up to and including the date of prepayment.

                  3.4.  Partial Prepayments Pro Rata.

                  For so long as there is more than one holder of the Notes, the aggregate principal amount of each partial prepayment of the Notes under Section
3.1 shall be allocated among the holders of the Notes at the time outstanding in proportion to the unpaid principal amounts of the Notes respectively held by each such holder (to the nearest $1,000).

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Investors that except as expressly set forth in the correspondingly numbered section on the disclosure schedule attached hereto to the extent specifically disclosed with respect to the representation to which such exception applies:

                  4.1.  Corporate Organization.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Attached hereto as Exhibits D and E, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

                  (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

                  (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse affect on the business, properties, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

                  4.2.  Subsidiaries.

                  The Company has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each Subsidiary listed on Schedule 4.2 has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned of record and beneficially, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, charge, security interest, claim or other legal or equitable encumbrance, limitation or restriction. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

                  4.3.  Capitalization.

                  (a) On the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. On the date hereof, the issued and outstanding shares of capital stock of the Company consists of 33,021,374 shares of Common Stock and 439,560 shares of Common Stock which are held by Coventry Health & Life Insurance Company, one of the Company's wholly-owned subsidiaries, pursuant to applicable insurance laws, and accounted for as shares of treasury stock of the Company. The Company has no other shares of treasury stock. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding.

                  (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Purchased Securities will be duly authorized and validly issued obligations of the Company. Upon their issuance in accordance with the terms of the Purchased Securities, the shares of Common Stock and shares of Series A Preferred Stock, if any, issuable upon conversion, exchange or exercise of the Purchased Securities or the Series A Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company, free and clear of any and all security interests, pledges, liens, charges, claims, options, rights, restrictions on transfer, preemptive rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, except for those provided for herein and other than restrictions on transfer imposed by federal or state securities laws.

                  (c) Except for the conversion and exchange rights which attach to the warrants, options and convertible securities which are listed on Schedule
4.3 hereto and to the Purchased Securities, on the Closing Dates there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or any Subsidiary of the Company nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

                  4.4.  Corporate Proceedings, etc.

                  The Company has authorized the execution, delivery, and performance of the Transaction Documents and each of the transactions and agreements contemplated hereby and thereby. No other corporate action (including stockholder approval) is necessary to authorize such execution, delivery and performance of the Transaction Documents, and upon such execution and delivery each of the Transaction Documents shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Company has authorized the issuance and delivery of the Purchased Securities in accordance with this Agreement and, subject to the issuance of the Purchased Securities, the Company has reserved for issuance shares of Common Stock initially issuable upon conversion, exchange or exercise of the Purchased Securities. Prior to any exchange of Series A Preferred Stock for the Notes, the Company shall reserve for issuance shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock.

                  4.5.  Consents and Approvals.

                  The execution and delivery by the Company of the Transaction Documents, the issuance of any of the Securities, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority.

                  4.6.  Compliance with Law.

                  (a) The Company and each of its Subsidiaries are in compliance in all material respects with, and are not in violation or default in any material respect under, all federal, state and local laws, ordinances, government rules and regulations applicable to their business operations, properties, or assets, including without limitation laws or regulations relating to: the environment; occupational health and safety; insurance companies; HMOs; preferred provider organizations; point-of-service health plans; third party administrators; the provision or arrangement for the provision of health services; employer benefits; ERISA plans; wages; work place safety; equal employment opportunity and race; and religious, sex and age discrimination. Neither the Company nor any of its Subsidiaries have any knowledge of any actual or claimed violation or default with respect to any of the foregoing. No material expenditures, to the Company's knowledge, are or will be required in order to cause the current operations or properties of the Company or any of its Subsidiaries to comply with any applicable laws, ordinances, governmental rules or regulations at either Closing.

                  (b) The Company and each of its Subsidiaries have all licenses, permits, franchises or other governmental authorizations ("Approvals") necessary to the ownership of their property and to the operation of their respective businesses, which if violated or not obtained could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such Approvals necessary for their property or for the operation of their business. There is no action pending, or to the best knowledge of the Company or any of its Subsidiaries, threatened or recommended by appropriate state or federal agencies having jurisdiction thereof, to either revoke, withdraw, or suspend any such Approvals, or which would have a Material Adverse Effect on such Approvals, or to terminate the participation of the Company or any of its Subsidiaries in Medicare, Medicaid, or other government program, or any decision not to renew any such Approvals.

                  (c) The Company and its Subsidiaries have complied in all material respects with all laws, rules, conditions of participation, and regulations governing all Medicare, Medicaid, and any other arrangements with any Governmental Entity and have filed all returns, cost reports and other filings in any manner prescribed thereby except where the failure to so comply, together with all other such failures, would not have a Material Adverse Effect. All returns, cost reports and other filings made by the Company and its Subsidiaries since January 1, 1993 to Medicare, Medicaid or any other Governmental Entity or third party payor are true and complete except where the failure to be so true and complete, together with all other such failures, would not have a Material Adverse Effect. Since January 1, 1993, no deficiency in any such returns, costs reports and other filings, including deficiencies for late filings, has been asserted or to the best of the Company's knowledge, after reasonable investigation, threatened by any federal, state or local agency or instrumentality or other entities relating to Medicare or Medicaid or other government payor or third party payor claims and to the best of the Company's knowledge, after reasonable investigation, there is no basis for any successful claims or requests for recoupment from any such agency, instrumentality, entity or third party payor except for any claims or requests which, together with all other such claims or requests, would not have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries has been subject to any written finding of fraudulent procedures or practices arising out of the provision of health care insurance, managed care, claims administration, or health care services or benefits relating to Medicare, Medicaid, or any other Governmental Entity with which the Company or any of its Subsidiaries has a contract to provide insurance, managed care, claims administration, or health care services or benefits and, neither the Company nor any of its Subsidiaries is currently subject to any pending or threatened audit relating to such fraudulent procedures or practices.

                   (d) In each state in which the Company or any of its Subsidiaries operates HMOs, PPOs, point of service plans, insurance plans or other health care plans, the Company and each of its Subsidiaries has filed copies of its (i) standard employer and other individual and group subscriber agreements, (ii) contracts with physicians, hospitals and other health care entities, and (iii) contracts for management and administrative services (collectively, "Agreements") with the applicable state authorities to the extent required by law, including, but not limited to contracts required to be filed with the state Departments of Insurance, Departments of Health or the agencies responsible for each state's Medicaid program. The Company and each of its Subsidiaries are not providing services under any Agreements that have not been filed and approved by the state regulatory authorities except where the failure to so file would not have a Material Adverse Effect.

                  (e) The Company and each of its Subsidiaries is and has operated in material compliance with all contractual, statutory, regulatory, and other requirements applicable to entities furnishing coverage to employees of federal, state and local governments and subdivisions and to beneficiaries under programs sponsored or administered by any such governments or subdivisions thereof (collectively "Government Contracts"). Except as set forth in the Company's SEC Reports, neither the Company nor any of its Subsidiaries is subject to any claim, penalty, fine, return of premium, repayment of costs charged, or renegotiation of charges or fees as a result of any audit, adjustment, charge, retroactive restatements of costs or charges, or other liability with respect to any Government Contract, except where such claim, penalty, fine, return of premium, repayment or renegotiation would not have a Material Adverse Effect.

                  (f) The Company and each of its Subsidiaries has filed all reports, filings and notices required to be filed with all applicable Departments of Insurance, Departments of Health and HMO regulatory bodies since January 1, 1992 except where the failure to so file would not have a Material Adverse Effect (as such documents have since the time of their filing been amended, the "DOI Reports"). As of their respective dates, the DOI Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such DOI Reports, and none of the DOI Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the material statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof.

                  (g) Neither the Company nor any of its Subsidiaries has any knowledge of any proposed change in any laws, rules or regulations (other than laws of general applicability) that is reasonably likely to be adopted, would have a Material Adverse Effect on the transactions contemplated by this Agreement or all or any material part of the assets or the operations of the Company or any of its Subsidiaries.

                  (h) Neither the Company nor any of its Subsidiaries, nor the officers, directors, employees or agents of the Company or any of its Subsidiaries, and to the Company's knowledge none of the persons who provide professional services under agreements with the Company or any of its Subsidiaries (as agents of such entities) has engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under (beta)(beta) 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or, to the Company's knowledge, which are prohibited by any private accrediting organization from which the Company or any of its Subsidiaries seeks accreditation.

                  (i) The Company and each of its Subsidiaries have applied for accreditation from the National Committee for Quality Assurance ("NCQA") for each managed care product eligible for NCQA accreditation. Each such managed care product has either (a) received full accreditation from NCQA, (b) received one-year accreditation from NCQA, or (c) has yet to receive any accreditation determination from NCQA.

                  4.7.  Litigation.

                  Except as disclosed in the Company SEC Reports, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses, except for actions, suits, arbitrations, investigation, inquiries or proceedings that could not reasonably be expected to have a Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth in the Company SEC Reports, there are no formally initiated grievances or litigation pending against the Company or any of its Subsidiaries involving claims from accounts, clients, covered persons, or enrollees relating to coverage of health claims or any claim for punitive, exemplary or other extra-contractual damage except for grievances, litigation or claims which could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign) which could reasonably be expected to have a Material Adverse Effect.

                  4.8.  Change in Ownership.

                  Neither the purchase of the Securities by the Investors nor the consummation of the transactions contemplated by this Agreement will result in (i) any material adverse change in the business operations of the Company or any of its Subsidiaries, (ii) the loss of the benefits of any material relationship with any subscriber group, employee, union trust, or governmental program, payor or customer, physician, hospital, health care provider, claims administrator, or supplier, (iii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of the stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "Commitments", and each individually a "Commitment"), (iv) any obligation of the Company to grant, extend or enter into any Commitment, or (v) any right in favor of any Person to terminate or cancel any Key Agreement or Instrument.

                  4.9.  Absence of Defaults, Conflicts, etc.

                  (a) The execution and delivery of the Transaction Documents and the issuance, sale and delivery by the Company of any of the Securities do not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of any of the Securities will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement, contract, commitment, understanding, arrangement or restriction of the Company or any of its Subsidiaries (collectively the "Key Agreements and Instruments"), or the Organizational Documents, or any law, ordinance, code, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses.

                  (b) Neither any of the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Organizational Documents, (ii) any Key Agreement and Instrument, or (iii) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not have a Material Adverse Effect.

                  4.10.  Reports and Financial Statements.

                  The Company has furnished the Investors with true and complete copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, as filed with the Commission,
(iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1995, and (iv) all other reports filed with or registration statements declared effective by the Commission since January 1, 1995, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects, in accordance with the books of account and records of the Company except as indicated therein.

                  4.11.  Absence of Certain Developments.

                  Except as disclosed in the Company SEC Reports, since December 31, 1995, there has been no (i) change or event which could reasonably be expected to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investors hereunder), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured,
(v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company or any Subsidiary, (viii) loan or extension of credit to any officer or employee of the Company or any Subsidiary other than advances for travel-related expenses and similar advances to officers and employees of the Company in the ordinary course of business or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business. No event that would constitute an Event of Default has occurred and is continuing.

                  4.12.  Material Contracts.

                  Schedule 4.12 sets forth a true and complete list of each Key Agreement and Instrument other than Key Agreements and Instruments filed as an exhibit to a Company SEC Report. Each Key Agreement and Instrument and any other material contract filed as an exhibit to a Company SEC Report that is currently in effect, is valid, binding and enforceable against the Company or such Subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

                  4.13.  Absence of Undisclosed Liabilities.

                  Neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to either Closing, or any act or omission at or prior to either Closing, or any state of facts existing at or prior to either Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to either Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except liabilities disclosed in the Company's Form 10-K for the fiscal year ended December 31, 1996, current liabilities incurred since December 31, 1996, obligations under agreements set forth on Schedule 4.12 and obligations under agreements entered into, in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

                  4.14.  Employees.

                  (a) The Company and its Subsidiaries are in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not have a Material Adverse Effect. As of the date of this Agreement, no complaint of any unfair labor practice or discriminatory employment practice against the Company or any Subsidiary has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company or any Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any Subsidiary is a party or is bound. After the date hereof, the representations set forth in the previous sentence shall be true and correct, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and have received no complaints from any federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

                  (b) The employment of all Persons employed by the Company or any of its Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

                  (c) The Company is not aware that any of its executive officers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such executive officer's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

                  (d) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                  4.15.  Tax Matters.

                  There are no federal, state, county or local taxes due and payable by the Company or any of its Subsidiaries which have not been paid. The provisions for taxes on the audited and unaudited balance sheets described in
Section 4.10 are, and the audited balance sheets described in Section 7.13 will be, sufficient for the payment in all material respects of all accrued and unpaid federal, state, county and local taxes of the Company and its Subsidiaries whether or not assessed or disputed as of the respective dates of such balance sheets. Prior to January 1, 1994, the Company and its Subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year except where the failure to file such returns or the existence of waivers of applicable statutes of limitations is not reasonably likely to have a Material Adverse Effect. Since January 1, 1994, the Company and its Subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes. Neither the Company nor any of its Subsidiaries has been subject to a federal or state tax audit of any kind.

                  4.16.  Employee Benefit Plans.

                  The Company and its Subsidiaries have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any obligation or liability. Schedule 4.16 lists all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or liability (each, a "Benefit Arrangement"). True and complete copies of all Benefit Arrangements have been provided or made available to the Investors prior to the date hereof. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law. All payments to current or former employees of the Company or any of its Subsidiaries pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

                  4.17.  Patents, Licenses, etc.

                  The Company or one of its Subsidiaries owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and have good and marketable title to, or hold adequate licenses or otherwise possess all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted (collectively, "Intellectual Property").

                  Neither the Company nor any of its Subsidiaries has received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this
Section 4.17 where the effect of such conflict could have a Material Adverse Effect. To the Company's best knowledge, the Company's business, as presently conducted and as proposed to be conducted, does not infringe upon or violate any patent rights or trade secrets of others. To the Company's best knowledge, the Company and its Subsidiaries have the right to use all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted or as proposed to be conducted.

                  To the Company's best knowledge, no employee of the Company or any of its Subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

                  4.18.  Title to Tangible Assets.

                  The Company and its Subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries and which have not arisen otherwise than in the ordinary course of business.

                  4.19.  Insurance.

                  The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries and customary in light of the Company's exposure. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

                  4.20.  Transactions with Related Parties.

                  Neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. Neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors or officers. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

                  4.21.  Interest in Competitors.

                  Neither the Company nor any of its officers or, to the best of its knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

                  4.22.  Registration Rights.

                  Except as provided by Section 11, the Company will not, as of the Closing Dates, be under any obligation to register any of its securities under the Securities Act.

                  4.23.  Regulation G, etc.

                  Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). All of the proceeds of the sale of the Notes will be used by the Company as set forth in Section 6.5. None of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G. Neither the Company, any of its Subsidiaries nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

                  4.24.  Private Offering.

                  Neither the Company nor anyone acting on its behalf has sold or has offered any of the Securities for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser of the Securities, other than the Investors. Neither the Company nor anyone acting on its behalf shall offer the Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Securities, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investors set forth in Section 5, the offer, issuance and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  4.25.  Brokerage.

                  There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Investors harmless against any costs or damages incurred as a result of any such claim.

                  4.26.  Illegal or Unauthorized Payments; Political
 Contributions.

                  Neither the Company or any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its executive officers and directors), any of the current officers and directors of the Company or any of its Subsidiaries has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services,
(a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the use of funds of the Company or any of its Subsidiaries.

                  4.27.  Takeover Statute; Rights Plan.

                  Neither of the Investors is, as a result of its execution and delivery of this Agreement, the performance of its obligations hereunder or the acquisition of any Securities, an "interested shareholder" prohibited from entering into a business combination with the Company or any subsidiary pursuant to Section 48-103-205 of the Business Combination Act of the State of Tennessee or an "Acquiring Person" within the meaning of the Rights Agreement. A "Triggering Event" (as defined in the Rights Agreement) shall not be deemed to have occurred and the Rights (as defined in the Rights Agreement) shall not separate from the Common Stock as a result of any of the transactions contemplated hereby. No other Takeover Statute is applicable to the transactions contemplated hereby.

                  4.28.  Material Facts.

                  This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investors through the Closing Dates by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to the Investors which is reasonably likely to materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  Each of the Investors represents and warrants to the Company as follows:

                  (a) It is acquiring the Purchased Securities (and will acquire the Common Stock issuable upon conversion or exercise of the Purchased Securities and may acquire the Series A Preferred Stock, if any, issuable upon exchange of the Purchased Securities) for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Purchased

Securities (or the Common Stock acquired upon conversion of the Purchased Securities, and Series A Preferred Stock, if any, acquired upon exchange of the Purchased Securities), but subject, nevertheless, to any requirement of law that the disposition of either Investor's property shall at all times be within such Investor's control, and without prejudice to such Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

                  (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

                  (c) It is a validly existing limited partnership, duly organized under the laws of Delaware.

                  (d) It has taken all partnership action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investors, enforceable against the Investors in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

                  (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investors and the Investors agree to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

                  (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Purchased Securities contemplated hereby.

                  (g) Neither Investor is aware of any material fact or circumstance relating to it which would be grounds for disapproval of any application required to be filed by it with any state regulatory authority for approval of its acquisition of the Purchased Securities.

                  (h) Each Investor is an "accredited investor" as defined under Regulation D of the Securities Act.

SECTION 6.  ADDITIONAL COVENANTS OF THE PARTIES

                  6.1.  Resale of Securities.

                  (a) Each of the Investors severally covenants that it will not sell or otherwise transfer the Securities except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

                  (b) The Securities will bear substantially the following legend reflecting the foregoing restrictions on the transfer of such securities:

                  "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably acceptable to the Company, is exempt from such registration."

                  6.2.  Covenants Pending Closing.

                  Pending the Closings, the Company will conduct and will cause its Subsidiaries to conduct their respective businesses in the ordinary course, and will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Majority Holders, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

                  6.3.  Board Nominees.

                  (a) For so long as the Notes remain outstanding, the Board will recommend to the nominating committee of the Board and use its best efforts to elect (including recommending the election of the Nominees to the stockholders of the Company) and to cause to remain as directors on the Board two (2) Nominees designated by the Majority Holders. If any Event of Default shall occur and be continuing, the Company will nominate and use its best efforts to elect and to cause to remain as a director on the Board for so long as such Event of Default continues, one (1) additional Nominee designated by the Majority Holders. For so long as the Investors own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 50% of the shares of Common Stock of the Company beneficially owned by them (within the meaning of Rule 13d-3 under the Exchange Act) on the Closing Dates, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board at least one Nominee designated by the Majority Holders. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by the Majority Holders. In the event the Board is increased to more than nine directors, for so long as the Notes remain outstanding the Majority Holders shall be entitled to the whole number of Nominees obtained by multiplying (a) the number of directors on the Board (including the Nominees) by (b) a fraction, the numerator of which is equal to the number of shares of Common Stock issuable upon conversion or Exchange of the Notes and the denominator of which is equal to the total number of shares of capital stock of the Company then outstanding as measured in each case on an as converted to Common Stock basis. Notwithstanding anything contained in this
Section 6.3 to the contrary, the Majority Holders shall have no right to nominate or have elected to the Board any Nominees unless and until the Investors shall have made all filings required under the Hart-Scott Act in connection with the acquisition of the Notes and the waiting period thereunder shall have expired or been terminated.

                  (b) Following the Exchange, and for so long as at least 1,000,000 shares of Series A Preferred Stock remain outstanding (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), if a vacancy is created on the Board of Directors of the Company by the death, disability, retirement or removal of any Series A Director (as defined in the Certificate of Designation), the Company will appoint an individual designated by the Majority Holders to serve the remainder of the term that would otherwise have been served by such Series A Director.

                  6.4.  Subscription Right.

                  (a) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (i) upon conversion of the Securities, (ii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Act, (iii) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (iv) pursuant to an employee or director stock option plan, stock bonus plan, stock purchase plan or other management equity program or (v) to providers, customers and consultants to the Company or employees of the Company), then, as to each holder of the Securities, the Company shall:

                    (i) give written notice setting forth in reasonable detail
          (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the holders of the Securities may reasonably request in order to evaluate the proposed issuance; and

                    (ii) offer to issue to each holder of the Securities upon the terms described in subparagraph (i) above a portion of the Proposed Securities (the "Subscription Securities") equal to a percentage determined by dividing (x) the number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such holder of Securities, by (y) the total number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by all holders of Common Stock, Options or Convertible Securities immediately preceding the issuance of the Proposed Securities.

                  (b) Each holder of the Securities must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. If all of the Subscription Securities offered to the holders of the Securities are not fully subscribed by such holders of the Securities, the remaining

Subscription Securities will be reoffered to the holders of the Securities purchasing their full allotment upon the terms set forth in this Section 6.4, until all such Subscription Securities are fully subscribed for or until all such holders of the Securities have subscribed for all such Subscription Securities which they desire to purchase, except that such holders of the Securities must exercise their purchase rights within five days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, the holders of the Securities must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

                  (c) Upon the expiration of the offering periods described above, the Company will be free to sell such Subscription Securities that the holders of the Securities have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Subscription Securities offered or sold by the Company after such 90 day period must be reoffered to the holders of the Securities pursuant to this Section 6.4.

                  (d) The election by any holder of the Securities not to exercise its subscription rights under this Section 6.4 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the holders of the Securities the rights described in this Section 6.4 shall be void and of no force and effect.

                  (e) The rights set forth in this Section 6.4 shall be assignable to any purchaser that purchases from either Investor at least 50% of the shares of Common Stock of the Company beneficially owned by such Investor (within the meaning of Rule 13d-3 under the Exchange Act). Notwithstanding the foregoing, the rights set forth in this Section 6.4 shall terminate if Warburg beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) less than 5% of the then outstanding shares of Common Stock on a fully diluted basis.

                  6.5.  Use of Proceeds.

                  Fifty percent (50%) of the proceeds received by the Company from the issuance and sale of the Purchased Securities shall be used by the Company to pay down existing indebtedness and the remaining proceeds shall be used by the Company for general corporate purposes.

                  6.6.  Amendment to Rights Agreement.

                  Without the prior written consent of the Board, the Investors shall not acquire, offer or agree to acquire any shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) if, as a result of such acquisition, Investors would beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) more than thirty percent (30%) of the then outstanding shares of Common Stock on a fully diluted basis (the "Investor Threshold").

SECTION 7.  INVESTORS' CLOSING CONDITIONS

                  The obligation of the Investors to purchase and pay for the Purchased Securities on the Closing Dates, as provided in Section 2 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                  7.1.  Representations and Warranties.

                  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

                  7.2.  Compliance with Agreement.

                  The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

                  7.3.  Injunction.

                  There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                  7.4.  Counsel's Opinion.

                  Each of the Investors shall have received from the Company's counsel, Bass, Berry & Sims PLC, an opinion, dated the Closing Date, substantially to the effect that:

                    (i) The Company is duly organized and validly existing in good standing under the laws of Tennessee, has the all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder.

                    (ii) The Company is duly qualified as a foreign corporation in every jurisdiction in which such qualification is necessary, except where the failure to so qualify would not have a material adverse effect on the Company.

                    (iii) Section 4.3(a) of the Agreement accurately sets forth the authorized and issued capital stock of the Company and the Company has duly reserved for issuance of shares of Common Stock initially issuable upon conversion, exchange or exercise of the Purchased Securities.

                    (iv) Except for the conversion and exchange rights which attach to the Securities and to the warrants, options and convertible securities listed on Schedule 4.3 hereto, to the best knowledge of such counsel, there are no shares of Common Stock, issuable upon conversion of any security of the Company nor are there any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock from the Company nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of Common Stock. No stockholder of the Company is entitled to any statutory preemptive right or, to the best knowledge of such counsel, other similar rights to subscribe for shares of capital stock of the Company.

                    (v) Upon their issuance in accordance with the terms of the Securities, the shares of Common Stock or Series A Preferred Stock, if any, issuable upon conversion or exchange or exercise of the Securities will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock or Series A Preferred Stock, if any, of the Company, free of all preemptive or similar rights.

                    (vi) The Company has duly authorized the execution, delivery, and performance of the Transaction Documents and each of the transactions and agreements contemplated thereby, and no other corporate action is necessary to authorize such execution, delivery or performance. The Transaction Documents have been duly executed and delivered on behalf of the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

                    (vii) The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except such as have been duly obtained or made, as the case may be, and are in full force and effect.

                    (viii) The execution and delivery of the Transaction Documents, and the adoption by the Board of the Certificate of Designation, if any, the fulfillment of the terms hereof and thereof by the Company and the issuance of shares of Common Stock or Series A Preferred Stock, if any, upon conversion exchange or exercise of the Securities as herein contemplated will not, (A) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, credit agreement, security agreement, note or other evidence of indebtedness, or other material agreement to which the Company or any of its Subsidiaries is a party and of which such counsel is aware, (B) violate the Organizational Documents (except that the approval of the Company's stockholders is required to issue the Series A Preferred Stock), or any federal or state law, rule or regulation known to such counsel of any court or federal, state or other regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or businesses or
          (C) conflict with or constitute a default under any judgment, writ, decree or order known to such counsel to be applicable by its terms to the Company or any of its Subsidiaries.

                    (ix) To the best knowledge of such counsel, there is no action, suit, investigation or proceeding pending or threatened, against the Company or any of its properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity of the Transaction Documents or, the Purchased Securities, the Certificate of Designation, if any, or the Securities or any action taken or to be taken pursuant hereto or thereto.

                    (x) Assuming the representations and warranties of the Company and the Investors set forth in the Transaction Documents are true and correct, the issuance and sale of the Securities do not require registration under Section 5 of the Securities Act or qualification under any state securities or Blue Sky laws.

                    (xi) The consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds thereof by the Company do not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                    (xii) In rendering the foregoing opinions numbered (vii),
          (viii) and (ix), Bass, Berry & Sims PLC shall be entitled to rely on opinions of local counsel in each state so long as each such local counsel opinion is in form and substance reasonably acceptable to the Investors.

                    (xiii) In rendering the foregoing opinions numbered (vii),
          (viii) and (ix), Bass, Berry & Sims PLC shall be entitled to rely on certificates of applicable public officials in each state and certificates solely as to matters of fact that are not known to Bass, Berry & Sims, after due inquiry, executed by executive officers of the Company if each such certificate is in form and substance reasonably acceptable to the Investors.

                  7.5.  Adverse Development.

                  There shall have been no developments in the business of the Company or any of its Subsidiaries which since the date of this Agreement have had a Material Adverse Effect. There shall exist no events of default under the provisions of any instrument evidencing Debt of the Company or its Subsidiaries or any event that would constitute an Event of Default under the Notes.

                  7.6.  Election of Directors.

                  Messrs. Rodman W. Moorhead, III and Patrick T. Hackett shall have been elected to the Board, effective upon the First Closing.

                  7.7.  Approval of Creditors.

                  Each senior lender of the Company shall have consented to the Company entering into and performing this Agreement and to the consummation of the transactions contemplated hereby, and a writing to that effect shall have been delivered to the Investors which, as of the First Closing Date, shall not have been revoked.

                  7.8.  Consents and Approvals.

                  All consents, waivers, authorizations, licenses, permits, certificates and approvals of any Person required in connection with the execution, delivery and performance of this Agreement, including, without limitation, the approval of each entity set forth on Schedule 4.5 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

                  7.9.  Secretary's Certificate.

                  Each Investor shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching (i) a true and complete copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Tennessee, with all amendments thereto, (ii) true and complete copies of the Company's By-Laws in effect as of such date,
(iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and of each state in which the Company is qualified to do business as a foreign corporation and (iv) resolutions of the Board authorizing the execution and delivery of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, the issuance of the Securities and the reservation for issuance of a sufficient number of shares of Common Stock and Series A Preferred Stock, if any, into which the Securities may be converted.

                  7.10.  Officer's Certificate.

                  Each of the Investors shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections 7.1, 7.2, 7.3, 7.5 and 7.8 hereof have been fulfilled.

                  7.11.  Approval of Proceedings.

                  All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investors and their special counsel, Willkie Farr & Gallagher; and the Investors shall have received copies of all documents or other evidence which it and Willkie Farr & Gallagher may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Investors and Willkie Farr & Gallagher.

                  7.12. Amendment to Rights Agreement.

                 The Rights Agreement shall have been amended on terms reasonably acceptable to the Majority Holders to permit the Investors to (i) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) Securities of the Company up to the Investor Threshold and (ii) transfer any securities of the Company beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Investors to an Affiliate set forth on Schedule
7.14 without (a) resulting in the occurrence of a "Triggering Event" under the Rights Agreement, (b) causing either Investor to become an "Acquiring Person" as defined in the Rights Agreement or (c) otherwise causing the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance, exercise or separation of any "Rights Certificate" under the Rights Agreement.

SECTION 8.  COMPANY CLOSING CONDITIONS

                  The obligation of the Company to issue and deliver the Purchased Securities on the Closing Dates, as provided in Section 2 hereof, shall be subject to the performance by the Investors of their agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                  8.1.  Representations and Warranties.

                  The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

                  8.2.  Compliance with Agreement.

                  The Investors shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

                  8.3.  Injunction.

                  There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                  8.4.  Consents and Approvals.

                  All consents, waivers, authorizations, licenses, permits, certificates and approvals of any Person required in connection with the execution, delivery and performance of this Agreement, including, without limitation, the approval of each entity set forth on Schedule 4.5 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

                  8.5.  Investors' Certificate.

                  The Company shall have received a certificate from each of the Investors, dated the Closing Date, signed by a duly authorized representative of such Investor, certifying that the conditions specified in the foregoing Sections 8.1 and 8.2 hereof have been fulfilled.

SECTION 9.  CONVERSION.

                  (a) Each Note may be converted at any time, in whole or in part, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock. The Notes shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such shares with the consent of the Majority Holders.

                  (b) The initial conversion rate for the Notes shall be 100 shares of Common Stock for each $1,000 in aggregate principal amount of the Notes representing an initial Conversion Price (for purposes of Section 10) of $10.00 per share of the Common Stock. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

                  (c) The Company shall not issue fractions of shares of Common Stock upon conversion of the Notes or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 9(c), be issuable upon conversion of either Note or the Notes, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Market Price of such fraction, calculated to the nearest one-hundredth (1/100) of a share.

                  (d) Whenever the conversion rate and Conversion Price shall be adjusted as provided in Section 10 hereof, the Company shall forthwith file at each office designated for the conversion of the Notes, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the conversion rate that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the holders of the Notes. If such notice relates to an adjustment resulting from an event referred to in paragraph 10(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 10(g) hereof.

                  (e) In order to exercise the conversion right, each holder of a Note shall surrender its Note therefore to the Company at its principal office, and shall give written notice to the Company at such office that such holder elects to convert its Note. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to such Note or shares of Common Stock upon conversion thereof. If so required by the Company, the Note or Notes surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly authorized in writing. The date of receipt by the Company of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 9(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (f) Upon any conversion of all or any part of the Notes hereunder, the holders of the Notes shall be entitled to receive, at the election of the Company, cash in respect of any accrued but unpaid interest or additional shares of Common Stock equal to the amount of accrued but unpaid interest as of the date of conversion, divided by the Conversion Price then in effect.

                  (g) In the event of a partial conversion of either Note or the Notes, the Company, at its expense, will forthwith issue to the holder or holders thereof a new Note or Notes of like tenor representing the portion of the Note or Notes that have not been converted, such Note or Notes to be issued in the name of the holder thereof or its nominee (upon payment by such holder of any applicable transfer taxes).

                  (h) The Company shall at all times when the Notes shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes. Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of the Notes, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

SECTION 10.  ANTI-DILUTION PROVISIONS.

                  (a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 10. At any given time the Conversion Price, whether as the initial price ($10.00 per share) or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of Common Stock upon conversion of the Notes. Upon each adjustment of the Conversion Price pursuant to this Section 10, the registered holder of each Note shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of the Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of the Company's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this Section 10, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Company's Common Stock outstanding at such time, (y) the number of shares of the Company's Common Stock issuable assuming conversion at such time of the Company's Notes and Warrants and (z) the number of shares of the Company's Common Stock deemed to be outstanding under subparagraphs 10(b)(1) to (9), inclusive, at such time.

                  (b) Except as provided in Section 10(c) or 10(f) below, if and whenever on or after either Closing Date, the Company shall issue or sell, or shall in accordance with subparagraphs 10(b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs
(1) to (9) of this Section 10(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of shares of Common Stock which the aggregate consideration received by the Company upon such Triggering Transaction would purchase at the average Market Price for the ten-day trading period immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Shares Deemed Outstanding immediately after such Triggering Transaction.

                  For purposes of determining the adjusted Conversion Price under this Section 10, the following subsections (1) to (9), inclusive, shall be applicable:

                           (1) In case the Company at any time shall in any
                  manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                           (2) In case the Company at any time shall in any
                  manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                           (3) If the purchase price provided for in any Options
                  referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or
                  (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 10(b) or 10(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                           (4) On the expiration of any Option or the
                  termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (5) In case any Options shall be issued in connection
                  with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                           (6) In case any shares of Common Stock, Options or
                  Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board in good faith to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board.

                           (7) The number of shares of Common Stock outstanding
                  at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 10.

                           (8) In case the Company shall declare a dividend or
                  make any other distribution upon the stock of the Company payable in Common Stock, Options, or Convertible Securities, then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (9) For purposes of this Section 10, in case the
                  Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (c) In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by Section 10(b)(8)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in Subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any Purchased Securities, the Company shall pay to the person converting such Purchased Securities an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Section 10(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board.

                  (d) In case the Company shall at any time subdivide (other than by means of a dividend payable in Common Stock covered by Section 10(b)(8)) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Notes shall have the right to acquire and receive upon conversion of the Notes, which right shall be prior to the rights of the holders of stock, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon conversion of the Notes at the Conversion Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Notes at the last address of each such holder appearing on the books of the Company, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Notes shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Notes either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

                  (f) The provisions of this Section 10 shall not apply to any Common Stock issued, issuable or deemed outstanding under Sections 10(b)(1) to
(9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its Subsidiaries in effect on the Closing Dates or thereafter adopted by the Board (or physicians or providers contracting with the Company or any of its Subsidiaries), (ii) pursuant to options, warrants and conversion rights in existence on the Closing Dates, (iii) upon exercise of the Warrants, (iv) on conversion of a Note or (v) in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act relating to Common Stock, Options or Convertible Securities.

                  (g)      In the event that:

                (1) the Company shall declare any cash dividend upon its Common Stock, or

                (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

                (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the holders of the Notes:

                   (i) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                   (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to each holder of a Note at the address of such holder as shown on the books of the Company.

                  (h) If at any time or from time to time on or after either Closing Date, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Company and such grants, issuances or sales do not result in an adjustment of the Conversion Price under
Section 10(b) hereof, then each holder of Purchased Securities shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under
Section 10(g)) and upon the terms applicable to such Purchase Rights either:

                   (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Purchased Securities immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Purchased Securities as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Purchased Securities specifically to request delivery of such rights; or

                   (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

                  (i) If any event occurs as to which, in the opinion of the Board, the provisions of this Section 10 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Notes in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 10 except in the case of a combination of shares of a type contemplated in Section 10(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section 10(d).

SECTION 11.  REGISTRATION RIGHTS

                  11.1.  Definitions.

                  As used in this Section 11:

                  (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  (b) the term "Registrable Securities" means (i) shares of Common Stock, if any, issuable on conversion or exchange of the Securities, (ii) any additional shares of Common Stock, if any, acquired by the Investors and
(iii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock, if any, referred to in clause (i) or (ii);

                  (c) the term "Holder" shall mean any holder of Registrable Securities;

                  (d) the term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

                  (e) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 11.2 and 11.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

                  (f) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000.

                  11.2.  Requested Registration.

                    (a) Request for Registration. If the Company shall receive from an Initiating Holder a written request that the

Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                  (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

                  (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 11.2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 11.2:

                  (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                  (B) After the Company has effected two (2) such registrations pursuant to this Section 11.2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; or

                  (C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $20,000,000.

                  (D) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company, the Company shall have the right to delay registration for up to 90 days but not more than once in any twelve month period.

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 11.2(b) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

                  The registration rights set forth in this Section 11 shall be assignable, in whole or in part, to any transferee of Common Stock (who shall be bound by all obligations of this Section 11).

                  (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 11.2.

                  If holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 11. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 11.2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  11.3.  Company Registration.

                  (a) Inclusion in Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen
         (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 11.3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 11.3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 11.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein; provided, however, that neither Investor shall be required to participate in such underwriting if such Investor notifies the Company that it is seeking registration of its shares solely to enable it to distribute such shares to its partners. The Holders whose shares are to be included in such registration (other than either

Investor, if such Investor elects not to participate in such underwriting) shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 11.3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifteen percent (15%) of the securities included therein (based on aggregate market values). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by Other Stockholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  11.4.  Expenses of Registration.

                  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 11 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered. Notwithstanding the foregoing, if the Holders request registration pursuant to Section 11.2 and, at the time of such request, all shares then requested to be sold could be sold pursuant to Rule 144(k) under the Act, then the Company shall not be obligated to pay Registration Expenses of more than $75,000 in connection with such registration.

                  11.5.  Registration Procedures.

                  In the case of each registration effected by the Company pursuant to this Section 11, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 11.9 hereof;

                  (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

                  (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

                  11.6.  Indemnification.

                  (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 11, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                  (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section
11.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 11.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (f) The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  11.7.  Information by the Holders.

                  Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 11.

                  11.8.  Rule 144 Reporting.

                  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                  (i) make and keep public information available as those terms are understood and defined in Rule 144;

                  (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  11.9.  "Market Stand-off" Agreement.

                  Each of the Holders agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all executive officers and directors of the Company enter into similar agreements.

                  If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section
11.9 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

                  11.10.  Termination.

                  The registration rights set forth in this Section 11 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k) in the case of a Holder owing more than three percent (3%) of the Common Stock then outstanding).

SECTION 12.  COVENANTS

                  All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                  12.1.  Approval of Preferred Stock.

                  The Company will use its best efforts to obtain the requisite approval of the holders of the outstanding shares of Common Stock to the creation, issuance, sale and delivery of the Series A Preferred Stock to the holders of the Notes upon the terms and conditions set forth in this Agreement and in Exhibit C hereto as soon as practicable following the First Closing Date.

                  12.2.  Exchange of Notes.

                  (a) In the event that the stockholders of the Company authorize the Series A Preferred Stock, the Company may upon written notice to the holders of the Notes (the "Notice"), exchange the Notes for shares of Series A Preferred Stock (the "Exchange"), provided that the Certificate of Designation for the Series A Preferred Stock shall be substantially in the form of Exhibit C hereto.

                  (b) In the event the Company elects to effect the Exchange, the holders of the Notes shall be entitled to receive a number of shares of Series A Preferred Stock equal to the aggregate principal amount of the Notes then being exchanged, together with all accrued interest thereon, divided by the conversion price for the Series A Preferred Stock (assuming that the Series A Preferred Stock had been issued on the First Closing Date, and, therefore, that the conversion price for the Series A Preferred Stock is appropriately adjusted pursuant to the terms of Section 6 of the Certificate of Designation for any events that occur between the First Closing Date and the date on which the Exchange occurs).

                  (c) As soon as practicable after the date on which the Company delivers to the holders of the Notes the Notice, and in any event within ten
(10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holders of the Notes a certificate or certificates for the number of fully paid and non-assessable shares of Series A Preferred Stock to which such holder shall be entitled plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Section 9(c). The Company agrees that the shares of Series A Preferred Stock so issued shall be deemed to be issued to the holders of the Notes pro rata as the record owner of such shares as of the close or business on the date on which the Notice shall have been delivered to the holders of the Notes. The holders of the Notes shall promptly surrender the Notes upon receipt of the certificate or certificates for the Series A Preferred Stock. The failure of either holder of the Notes to surrender the Notes shall not affect the validity of the issuance of the Series A Preferred Stock.

                  12.3.  Financial and Business Information.

                  From and after the date hereof, the Company shall deliver to Warburg so long Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least twenty-five percent (25%) of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by it on the First Closing Date or, if the Second Closing occurs, at least twenty-five percent (25%) of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) as of the Second Closing Date:

                  (a) Monthly and Quarterly Statements - as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company other than at the end of a fiscal quarter of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

                  (b) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

                  (1) consolidated and consolidating balance sheets of the Company and any Subsidiaries at the end of such year; and

                  (2) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and any Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any Subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and the Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

                  (c) Business Plan; Projections - prior to the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis. Such business plans and projections shall contain such substance and detail and shall be in such form as will be reasonably acceptable to the Majority Holders.

                  (d) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                  (e) Other Reports - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its Subsidiaries to the Commission or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the Commission or any successor agency or any foreign regulatory authority performing functions similar to the Commission, of any press release issued by the Company or any Subsidiary, and of any material of any nature whatsoever prepared by the Commission or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any Subsidiary.

                  (f) Requested Information - with reasonable promptness, the Company shall furnish the Investors with such other data and information as from time to time may be reasonably requested.

                  12.4.  Inspection.

                  As long as Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least twenty-five percent (25%) of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by it on the First Closing Date or, if the Second Closing occurs, at least twenty-five percent (25%) of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) as of the Second Closing Date, of the outstanding Common Stock, the Company shall permit Warburg, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with Warburg, its nominees, assignees and representatives the finances and affairs of the Company and any Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

                  12.5.  Confidentiality.

                  As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections 12.3 and 12.4 hereof) as constitutes or contains confidential business, financial or other information of the Company or any Subsidiary, each of the Investors covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that either Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order but only after so much prior written notice as is reasonably practicable under the circumstances to the Company that it proposes to make such disclosures. In the event of any termination of this Agreement prior to either Closing Date, each Investor shall return to the Company all confidential material previously furnished to it or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 12.5, "due care" means at least the same level of care that such Investors would use to protect the confidentiality of their own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

                  12.6.  Takeover Statute.

                  If any Takeover Statute shall become applicable to the transactions contemplated hereby, including without limitation any takeover provision under the laws of the State of Tennessee, the Company and the members of the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statue or regulation on the transactions contemplated hereby.

                  12.7.  Rights Agreement Inapplicable.

                  If the transactions contemplated hereby or the conversion or exchange or exercise of any of the Securities upon its terms would (a) result in the occurrence of a "Triggering

Event" under the Rights Agreement, (b) cause either Investor to become an "Acquiring Person" as defined in the Rights Agreement or (c) otherwise cause the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance or exercise of any "Rights Certificate" under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization.

                  12.8.  Hart-Scott Filings; Consents and Approvals.

                  The Company and the Investors will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott Act and the rules and regulations promulgated thereunder with respect to the acquisition of shares of Common Stock and Series A Preferred Stock, if any, by the Investors upon conversion, Exchange or exercise of any of the Securities. If any additional filings are required under the Hart-Scott Act in connection with the exercise of the Warrants, the Exchange or the acquisition of any other Securities, the Company shall promptly, and in any event within ten-days following a written request from the Majority Holders or any other holder of the Securities, prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott Act and the rules and regulations promulgated thereunder in connection with any acquisition, conversion, Exchange or exercise of any of the Securities. The Company and the Investors will use their respective best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby.

                  12.9.  Conduct of Business and Maintenance of Existence.

                  The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. Without the consent of the Majority Holders, the Company shall not (i) amend, alter or modify its Certificate of Incorporation or Bylaws, (ii) create or authorize the issuance of any shares of preferred stock having rights as to dividends or rights upon liquidation senior to the Series A Preferred stock or (iii) issue any shares of Series A Preferred Stock to any Person other than upon Exchange of the Notes.

                  12.10.  Compliance with Laws.

                  The Company and its Subsidiaries will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

                  12.11.  Insurance.

                  The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

                  12.12.  Keeping of Books.

                  The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

                  12.13. Transfer; Lost, etc. Securities; Certificates Evidencing Securities (or Common Stock); Exchange.

                  (a) The Notes are issuable as registered Notes transferable by endorsement and delivery, each without coupons in the denominations of $1,000 and any larger integral multiple of $1,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes. Upon surrender for registration of transfer of any registered Note at such office, the Company shall, at its expense, execute and deliver one or more replacing Notes of like tenor and of a like aggregate principal amount which replacing Notes shall be registered Notes. At the option of the holder of any Note, such Note may be exchanged for other Notes of any authorized denominations, of a like tenor and of a like aggregate principal amount, upon surrender of such Note, to be exchanged at the office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver, at its expense, the Notes which the holder thereof making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of the Note, or his attorney duly authorized in writing. Any Note or Notes issued in exchange for or upon transfer shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from any holder of a Note or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note held by such holder and, in the case of any such loss, theft or destruction, upon receipt of its unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a replacing Note of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.

                  (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Securities and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. The Investors' agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 12.13. Upon surrender of any certificate representing any Securities (or shares of Common Stock) for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Securities or shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of such Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 12.13.

                  12.14.  Licenses.

                  The Company shall use, and the Company shall cause each of its Subsidiaries to use, its best efforts to obtain all licenses, authorizations, certificates and permits set forth on Schedule 12.14 hereto.

SECTION 13.  EVENTS OF DEFAULT

                  13.1.  Events of Default.

                  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                    (i) the Company defaults in the payment of any principal of the Notes or any mandatory prepayment of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                    (ii) the Company defaults in the payment when due of any interest on the Notes and such default continues for five Business Days; or

                    (iii) the Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                    (iv) any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                    (v) the Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or

                    (vi) any such petition or application is filed, or any such proceedings are commenced, against the Company and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                    (vii) any order, judgment or decree is entered in any proceedings against the decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days;

then (A) upon the occurrence of any Event of Default described in the foregoing clauses (iii), (iv), (v), (vi) or (vii), the unpaid principal amount of and accrued interest on the Notes outstanding shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (B) upon the occurrence of any other Event of Default, the Majority Holders may, at their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare the Notes to be, and the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon.

                  13.2.  Other Remedies.

                  If any Event of Default shall occur and be continuing, (i) the aggregate principal amount of the Notes then outstanding and any overdue interest thereon, if any, shall bear interest (x) at the rate of 10.3% per annum if such Event of Default shall have occurred on or prior to the second anniversary of the applicable Closing Date and (y) at the rate of 8.0% per annum if such Event of Default shall have occurred after the second anniversary of the applicable Closing Date, until such outstanding amount and interest thereon has been paid in full, and (ii) each holder of a Note may proceed to protect and enforce its rights under this Agreement and its Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of a Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 14.  INTERPRETATION OF THIS AGREEMENT

                  14.1.  Terms Defined.

                  As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          Affiliate: means any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

                  Agreements: shall have the meaning set forth in Section
4.6(d).

                  Approvals: shall have the meaning set forth in Section 4.6.

                  Bankruptcy Law: shall have the meaning set forth in Section 13.1.

                  Benefit Arrangement: shall have the meaning set forth in
Section 4.16.

                  Board: shall mean the board of directors of the Company.

                  Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

                  Certificate of Designation: shall have the meaning set forth in Section 1.3.

                  Change of Control: shall mean any transaction or series of transactions in which any Person purchases 50% or more of the Company's outstanding Common Stock, whether by merger, consolidation, purchase of capital stock or otherwise, (ii) the sale of all or substantially all of the Company's assets or (iii) the liquidation, dissolution or winding up of the Company.

                  Closing: shall have the meaning set forth in Section 2.3(b).

                  Closing Date: shall have the meaning set forth in Section 2.3(b).

                  Code: shall mean the Internal Revenue Code of 1986, as amended.

                  Common Stock: shall have the meaning set forth in Section 1.2.

                  Commission: the Securities and Exchange Commission.

                  Commitment: shall have the meaning set forth in Section 4.8.

                  Company SEC Reports: shall have the meaning set forth in
Section 4.10.

                  Convertible Security: shall have the meaning set forth in
Section 10.

                  Credit Agreement: shall mean the Third Amended and Restated Credit Agreement, dated as of March 28, 1997, among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, as amended, supplemented and restated from time to time.

                  Debt: of any Person shall mean:

                           (1) all indebtedness of such Person for borrowed money, including without limitation obligations evidenced by bonds, debentures, notes, or other similar instruments;

                           (2) all indebtedness guaranteed in any manner by such Person, or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (other than endorsements for collections or deposits in the ordinary course of business); or

                           (3) all indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

                  Demanding Holders: shall have the meaning set forth in Section 11.3.

                  DOI Reports: shall have the meaning set forth in Section 4.6.

                  Event of Default: shall mean the occurrence of any of the events set forth in Section 13.1.

                  Exchange: shall have the meaning set forth in Section 12.2.

                  Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

                  First Closing: shall have the meaning set forth in Section 2.3(a).

                  First Closing Date: shall have the meaning set forth in
Section 2.3(a).

                  First Closing Purchase Price: shall have the meaning set forth in Section 2.1.

                  First Closing Securities: shall have the meaning set forth in
Section 2.1.

                  GAAP: shall have the meaning set forth in Section 4.10.

                  Governmental Entity: shall mean any law, ordinance, regulation, offer or writ of any governmental or regulatory authority, domestic or foreign.

                  Government Contract: shall have the meaning set forth in
Section 4.6.

                  Hart-Scott Act: shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  Indemnified Party: shall have the meaning set forth in Section 11.6.

                  Intellectual Property: shall have the meaning set forth in
Section 4.17.

                  Interest Notes: shall have the meaning set forth in Section
1.1.

                  Investor Threshold: shall have the meaning set forth in
Section 6.6.

                  Key Agreements and Instruments: shall have the meaning set forth in Section 4.9.

                  Liquidating Dividend: shall have the meaning set forth in
Section 10(c).

                  Majority Holders: shall mean the holders of a majority of the aggregate principal amount of the Notes then outstanding, the Common Stock issuable upon conversion of the Notes or the Series A Preferred Stock issuable upon Exchange of the Notes.

                  Market Price: shall mean (a) if the Common Stock is traded on a national securities exchange, the last reported sale price of a share of Common Stock, regular way on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, or, (b) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if not listed or admitted to trading on any national securities exchange or designated as a national market system security, the average of the reported bid and asked price of the Common Stock on such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, (d) if the shares of Common Stock are not so publicly traded, the fair market value thereof, as determined in good faith by the Board.

                  Material Adverse Effect: shall have the meaning set forth in
Section 4.1(c).

                  NCQA: shall have the meaning set forth in Section 4.6.

                  Nominee: shall mean (i) a partner, officer or employee of Warburg or an Affiliate, or (ii) a person who is not a member of the board of directors or an employee of, or a consultant to, any company which owns, manages or provides services to health maintenance organizations ("HMOs") or preferred provider organizations ("PPOs") in any of the geographic markets in which the Company, its Subsidiaries, or the HMOs and PPOs managed by the Company or its Subsidiaries operate HMOs or PPOs as of the date such person agrees to be designated by the Majority Holders to the Board.

                  Notes: shall have the meaning set forth in Section 1.1.

                  Notice: shall have the meaning set forth in Section 12.2.

                  Options: shall have the meaning set forth in Section 10.

                  Organizational Documents: shall have the meaning set forth in
Section 4.1(a).

                  Other Stockholders: shall have the meaning set forth in
Section 11.2(b).

                  Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government, agency, regulatory authority or political subdivision thereof.

                  Proposed Securities: shall have the meaning set forth in
Section 6.4.

                  Purchase Price: shall have the meaning set forth in Section
2.2.

                  Purchase Rights: shall have the meaning set forth in Section 10(h).

                  Purchased Securities: shall have the meaning set forth in
Section 2.2.

                  Rights Agreement: shall mean the Rights Agreement, dated February 7, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, as amended.

                  Second Closing: shall have the meaning set forth in Section 2.3(b).

                  Second Closing Conditions: shall have the meaning set forth in
Section 2.3(b).

                  Second Closing Date: shall have the meaning set forth in
Section 2.3(b).

                  Second Closing Purchase Price: shall have the meaning set forth in Section 2.2.

                  Second Closing Securities: shall have the meaning set forth in
Section 2.2.

                  Securities: shall mean the Notes, the Warrants, the Series A Preferred Stock and the shares of Common stock issuable upon conversion of the Notes, upon exercise of the Warrants or upon conversion of the Series A Preferred Stock.

                  Securities Act: shall mean the Securities Act of 1933, as amended.

                  Series A Preferred Stock: shall have the meaning set forth in
Section 1.3.

                  SERP Plan: shall mean the Company's Supplemental Executive Retirement Plan.

                  Subscription Securities: shall have the meaning set forth in
Section 6.4.

                  Subsidiary: shall mean a corporation of which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

                  Takeover Statute: shall mean any corporate takeover provision under laws of the State of Tennessee or any other state or federal "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation except any state health maintenance organization or insurance change of control statute set forth on Schedule 4.5.

                  Transaction Documents: shall mean this Agreement, the Notes and the Warrants.

                  Triggering Transactions: shall have the meaning set forth in
Section 10.

                  Voting Stock: shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  Warrants: shall have the meaning set forth in Section 1.2.

                  14.2.  Accounting Principles.

                  Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                  14.3.  Directly or Indirectly.

                  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  14.4.  Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                  14.5.  Paragraph and Section Headings.

                  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 15.  MISCELLANEOUS

                  15.1.  Payments.

                  The Company agrees that it will make payments of principal of, premium (if any), interest and redemption payments on the Notes not later than 12:00 o'clock noon, New York time, on the date such payment is due, by transfer of immediately available funds for credit to the holders of the Notes. Payments shall be made to the account of each holder in the United States as such holder may designate in writing, notwithstanding any contrary provision contained herein or in the Notes with respect to the place of payment.

                  15.2.  Consent to Amendments.

                  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Majority Holders or if the Notes have been Exchanged for Series A Preferred Stock, a majority of the holders of Series A Preferred Stock or the Common Stock issuable upon conversion of such shares. The Company shall promptly send copies of any amendment, waiver or consent (and any request for any such amendment, waiver or consent) relating to this Agreement or the Notes to each Investor and, to the extent practicable, shall consult with each Investor in connection with each such amendment, consent and waiver. No course of dealing between the Company and the Investors nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any holders of the Notes. As used herein and in the Securities, the term "this Agreement" and references thereto shall mean this Agreement as it may, from time to time, be amended or supplemented.

                  15.3.  Notices.

                  (a) All communications under this Agreement shall be in writing and shall be delivered by hand, by facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

                  (1) if to Warburg, at 466 Lexington Avenue, New York, New York 10017 (facsimile: (212) 878-9361), marked for attention of Patrick T. Hackett, or at such other address as Warburg may have furnished the Company and Franklin in writing (with a copy to Willkie Farr & Gallagher, 153 East 53rd Street, New York, NY 10022, Attention: Steven J. Gartner (facsimile:
                  212-821-8111), or at such other address it may have furnished the Company and Franklin in writing), or

                  (2) if to Franklin, at 237 Second Avenue South, Franklin, Tennessee 37064 (facsimile: (615) 791-9636), marked for attention of James C. Hoffman, or at such other address as Franklin may have furnished the Company and Warburg in writing, or

                  (3) if to the Company, at 53 Century Boulevard, Suite 250, Nashville, Tennessee 37214, (facsimile: (615) 391-2457) marked for attention of Chief Financial Officer, or at such other address as the Company may have furnished the Investors in writing (with a copy to Bass, Berry & Sims PLC, Attention: Bob
                  F. Thompson (facsimile: 615-742-6298) or at such other address as it may have furnished in writing to the Investors).

                  (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  15.4.  Expenses and Taxes.

                  (a) Whether or not the Closings shall have occurred, the Company agrees to pay the reasonable out-of-pocket fees and expenses incurred by the Investors (including itemized fees and expenses of the Investors' counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes, the Warrants, the form of the Certificate of Designation and the other instruments and agreements entered into pursuant to this Agreement, and any amendments to the same, said payment to be made no later than 30 days after a bill for such fees and/or expenses has been sent to the Company; provided, however, that such fees and expenses shall not exceed $250,000.

                  (b) The Company will pay, and save and hold the Investors harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Securities or the shares of Common Stock issuable upon conversion or exchange of the Securities.

                  15.5.  Reproduction of Documents.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investors on the Closing Dates (except for certificates evidencing the Securities themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by an Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  15.6.  Termination and Survival.

                  Unless the Closings have occurred prior thereto, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate on July 31, 1997 (unless such date is extended by mutual written consent); provided, however, that this date may be extended by the Company or the Investors to September 30, 1997 if all required regulatory approvals have not been obtained by July 31, 1997. Notwithstanding the foregoing, Section 15.4 hereof shall survive the termination of this Agreement. All warranties, representations, and covenants made by the Investors and the Company herein or in any certificate or other instrument delivered by one of the Investors or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Securities, or payment to the Company for such Securities, regardless of any investigation made by the Company or an Investor, as the case may be, or on the Company's or an Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representation by the Company hereunder.

                  15.7.  Successors and Assigns.

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  15.8.  Entire Agreement; Amendment and Waiver.

                  This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Majority Holders.

                  15.9.  Severability.

                  In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

                  15.10.  Limitation on Enforcement of Remedies.

                  The Company hereby agrees that it will not assert against the limited partners of either of the Investors any claim it may have under this Agreement by reason of any failure or alleged failure by such Investor to meet its obligations hereunder.

                  15.11.  Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                                      Very truly yours,

                                      COVENTRY CORPORATION


                                      By: /s/ Dale B. Wolf
                                         ----------------------------
                                         Name: Dale B. Wolf
                                         Title:Senior Vice President
                                               Chief Financial Officer
                                               and Treasurer

WARBURG, PINCUS VENTURES, L.P.

By:  WARBURG, PINCUS & CO.,
     General Partner


      By:/s/ Patrick T. Hackett
         ---------------------------
         Name:Patrick T. Hackett
         Title:Managing Director


FRANKLIN CAPITAL ASSOCIATES III L.P.

By:  FRANKLIN VENTURES III L.P.,
         General Partner


      By:/s/ James C. Hoffman
        ----------------------------
         Name:James C. Hoffman
         Title:General Partner

                                   SCHEDULE I

                               Names of Investors


Warburg, Pincus Ventures, L.P.

Franklin Capital Associates III L.P.

                                  SCHEDULE 2.1

                                    Investors


                             Principal Amount     Number of       Aggregate
     Investor Name              of its Note       Warrants      Purchase Price

(1)  Warburg, Pincus
       Ventures L.P.           $22,844,980       1,343,822        $24,188,802

(2)  Franklin Capital
       Associates III L.P.      $4,000,000         235,294         $4,235,294

                                  SCHEDULE 2.2

                                   Investors


                             Principal Amount     Number of       Aggregate
     Investor Name              of its Note       Warrants      Purchase Price

Warburg, Pincus
  Ventures L.P.                $13,155,020         773,825        $13,928,845

                                  SCHEDULE 7.14

                                   Affiliates

Warburg, Pincus & Co.

                                 SCHEDULE 12.14


                                Licenses Required




          Entity                          License                     State
          ------                          -------                     -----

HealthAmerica Pennsylvania, Inc.     Insurance Administrator       Pennsylvania

HealthCare USA, Inc./                Insurance Administrator       Pennsylvania
Pennsylvania

HealthCare USA, Inc.

HealthCare USA, Inc.                 Third Party Administrator     Missouri

Southern Health Benefits, Inc./      Administration (TPA)          California
Coventry HealthCare Management
  Corporation (VA)

Pennsylvania HealthMate, Inc.        Insurance Administrator       Pennsylvania



                            Name Correction Required
                            ________________________

In addition, the following license needs to be corrected:

1. Group Health Plan, Inc. holds a Third Party Administrator license in Missouri under the name "Care Management Resources." The name on the license should be changed to "Group Health Plan, Inc."

                                                              EXHIBIT A

            Form of Convertible Exchangeable Senior Subordinated Note

                  The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably acceptable to Coventry Corporation, is exempt from such registration.

                THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR DEBT
               (AS DEFINED HEREIN) TO THE EXTENT PROVIDED HEREIN.

                              COVENTRY CORPORATION

             8.3% Convertible Exchangeable Senior Subordinated Note
                               due ________ , 2004


R-1                                                           Date:__________
$_______________                                              New York, New York


         FOR VALUE RECEIVED, the undersigned, COVENTRY CORPORATION, a corporation organized and existing under the laws of the State of Tennessee (herein called the "Company"), hereby promises to pay to _____________________, a Delaware limited partnership (the "Holder") or registered assigns, the principal sum of ___________ MILLION DOLLARS ($__________________) in scheduled payments as provided in the Agreement (as hereinafter defined) until _______, 2004, with interest on the unpaid balance hereof at the rate of 8.3% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the second anniversary of the date hereof and at the rate of 5.0% per annum (computed on the basis of a 360-day year of the twelve 30-day months) thereafter, until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). Interest will be payable semi-annually in arrears on the last day of the applicable month, commencing six months from the date hereof, and if such date is not a Business Day on the next Business Day thereafter; provided, however, that the Company shall issue interest notes ("Interest Notes" and individually called an "Interest Note") in payment of any or all interest due on or before the second anniversary of the date hereof which Interest Notes shall bear interest on the unpaid balance thereof at the rate of 8.3% per annum (computed on the basis of a 360-day year of twelve 30-day months) from the date of issuance thereof until the second anniversary of the date hereof and at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) thereafter until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise); and, provided, further, that the Company may, at its sole option, issue Interest Notes in lieu of a cash payment of any or all interest due after the second anniversary of the date hereof, which Interest Notes shall bear interest on the unpaid balance thereof from the date of issuance thereof at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). Interest on the Interest Notes will be payable semi-annually in arrears on the last day of the applicable month, commencing six months from the date of issuance thereof, and if such date is not a Business Day on the next Business Day thereafter.

         Payments of both principal and interest are to be made at the address shown on the Company's registry or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is issued pursuant to a Amended and Restated Securities Purchase Agreement dated as of April 2, 1997 (the "Agreement") by and among the Company, Warburg, Pincus Ventures, L.P. and Franklin Capital Associates III L.P. and is entitled to the benefits of the Agreement. As provided in the Agreement, this Note is subject to prepayment in whole or in part in certain cases as specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to prepay this Note upon a Change of Control, as specified in the Agreement.




                                      (2)

         This Note shall be subordinate and junior in right of payment to all Senior Debt (as hereinafter defined) to the extent and in the manner provided in this Note.

         Senior Debt means the principal amount of, and accrued interest (including interest accruing or that would have accrued after the commencement of bankruptcy proceedings involving the Company as debtor, whether or not such interest is allowed) on, the loans outstanding under the Third Amended and Restated Credit Agreement, dated as of March 28, 1997, among the Company, the Banks named therein and Morgan Guaranty Trust Company of New York, as Agent, as the same shall be amended from time to time (the "Credit Agreement"), and any fees or other amounts payable pursuant to the Credit Agreement or any related agreement.

         No payment or prepayment of any principal of or interest on this Note shall be due and payable, or paid, unless and until all Senior Debt shall have been paid in full in cash; provided, that the foregoing shall not limit (x) the payment of interest through increases in the principal amount of this Note in accordance with the provisions of Section 1.1 and Section 3 of the Agreement,
(y) the Company's right to cause the Exchange of this Note for Series A Preferred Stock pursuant to the provisions of Section 12.2 of the Agreement, or
(z) the holder of this Note's and the Majority Holders' right to convert this
Note into Common Stock pursuant to the provisions of Section 9 of the Agreement. In furtherance of the foregoing, the holders of Senior Debt shall be entitled to receive payments or distributions of any kind or character (other than those permitted by the proviso to the preceding sentence), whether in cash or property or securities, which may be payable or deliverable (including in any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy) in respect of this Note.

         If, notwithstanding the provisions set forth above, any payment or distribution of assets of the Company of any kind or character (other than as permitted by the proviso to the first sentence of the preceding paragraph) whether in cash, property or securities, shall be received by the holder of this
Note in respect of this Note before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the Agent under the Credit Agreement, for the ratable account of the holders of such Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full, in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.


                                      (3)

         No holder of Senior Debt shall be prejudiced in its right to enforce subordination of this Note by any act or failure to act on the part of the Company. The provisions of this Note are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holder of this Note, on the other hand, and nothing herein shall impair, as between the Company and the holder of this Note, the obligation of the Company, which (except as expressly stated above) is unconditional and absolute, to pay to the holder of this Note the principal thereof and interest thereon in accordance with its terms and the terms of the Agreement, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law, the Agreement or this Note upon default thereunder, subject to the rights under this Note of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

         The holders of Senior Debt shall be intended third-party beneficiaries of the foregoing terms of this Note and shall have the direct right to enforce such terms including the right to intervene in any action or proceeding relating to the payment of amounts under this Note and to enjoin any such payment.

         Subject to the payment in full in cash of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distribution of assets of the Company payable or distributable to the holders of Senior Debt and, as among the Company, its creditors other than the holders of Senior Debt, and the holder of this Note, no payments or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof and of this paragraph, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Company on account of Senior Debt.

         This Note is exchangeable, at the option of the Company, into shares of Series A Preferred Stock (as defined in the Agreement) and convertible, at the option of the holder hereof, into shares of Common Stock, on the terms and conditions set forth in the Agreement.

         Any voluntary or mandatory prepayment of this Note shall be applied first to the payment of interest accrued and unpaid on this Note and second to the payment of installments of principal of this Note in the inverse order of their maturity.

                                      (4)

         Upon the occurrence of an Event of Default (as defined in the Agreement), (i) this Note shall become due and payable as set forth in the Agreement and (ii) the aggregate principal amount of this Note then outstanding and any overdue interest thereon, if any, shall bear interest (x) at the rate of 10.3% per annum if such Event of Default occurs on or prior to the second anniversary of the date hereof and (y) at the rate of 8.0% if such Event of Default occurs after the second anniversary of the date hereof until such outstanding amount and interest thereon has been paid in full.

         The Company agrees to pay the holder hereof all expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

         The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company.




                                      (5)

         This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state and shall be binding upon the heirs or legal representatives of the Maker and shall inure to the benefit of the successors and assigns of the Holder.


                                            COVENTRY CORPORATION



                                            By:____________________________
                                               Name:
                                               Title:

ATTEST:_____________________

                                                                EXHIBIT B




                                 FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO COVENTRY CORPORATION, IS EXEMPT FROM SUCH REGISTRATION.

                              COVENTRY CORPORATION

                          Common Stock Purchase Warrant

               COVENTRY CORPORATION, a Tennessee corporation (the "Company"), hereby certifies that, for value received, ____________________, a Delaware limited partnership, (the "Holder"), or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on ______ __, 1997 and ending on _____ __, 2004 in whole or in part, an aggregate of ________________________________________________________________ (_________)
fully paid and non-assessable shares of the Common Stock of the Company at a purchase price, subject to the provisions of Paragraph 3 hereof, of $10.625 per share (the "Purchase Price"). The Purchase Price and the number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant."

                1.  EXERCISE OF WARRANT.

                1.1. Exercise. The purchase rights evidenced by this Warrant shall be exercised by the holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office in Nashville, Tennessee, accompanied by payment, of an amount (the "Exercise Payment") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (a) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, (b) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) on the date of exercise equal to the Exercise Payment; (c) by surrender to the Company for cancellation of notes of the Company having an aggregate principal amount plus accrued but unpaid interest on the date of surrender equal to the Exercise Payment or (d) by a combination of the methods described in clauses (a), (b) and (c) above. In lieu of exercising the Warrant, the holder may elect to receive a payment equal to the difference between (i) the average Market Price for the ten trading days immediately preceding such payment multiplied by the number of shares as to which the payment is then being elected and (ii) the Exercise Payment, payable by the Company to the Holder only in shares of Common Stock valued at the average Market Price for the ten trading days immediately preceding such payment ("Net Exercise"). For purposes hereof, the term "Market Price" shall mean (a) if the Common Stock is traded on a national securities exchange, the last reported sale price of a share of Common Stock, regular way on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, or, (b) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or
(c) if not listed or admitted to trading on any national securities exchange or designated as a national market system security, the average of the reported bid and asked price of the Common Stock on such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, (d) if the shares of Common Stock are not so publicly traded, the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

                1.2.  Optional Exercise.

               (a) Except as provided in Paragraph 1.2(b), this Warrant may not be exercised at the option of the Company.

               (b) The Warrant may not be exercised before ________ __, 2000 at the Company's option. Thereafter, this Warrant shall be subject to mandatory exercise, in whole but not in part, at the option of the Company, if the Market Price of the Common Stock on twenty (20) consecutive trading days during the period ending within five days prior to the giving of written notice of exercise by the Company is $17.00 per share (appropriately adjusted for any stock split, stock dividend or similar event). In the event the Company delivers such notice to the Holder pursuant to Paragraph 1.2(b), the Holder shall have ten days to elect the manner in which the Exercise Payment shall be made. If the Holder fails to notify the Company in writing as to the manner in which the Exercise Payment is to be made within such ten-day period, the Holder shall be deemed to have elected a Net Exercise.

               1.3. Partial Exercise. This Warrant may be exercised at the option of the holder for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or his nominee (upon payment by such holder of any applicable transfer taxes).

                2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

                3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of the Company's Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of the Company's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

               3.1. Adjustment for Issue or Sale of Common Stock at Less than the Market Price. Except as provided in Paragraph 3.2 or 3.5 below, if and whenever on or after the date of issuance hereof the Company shall issue or sell, or shall in accordance with subparagraphs 3.1(1) to (9), inclusive, be deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Purchase Price shall, subject to subparagraphs (1) to (9) of this Paragraph 3.1, be reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by multiplying the Purchase Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of
(x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of shares of Common Stock which the aggregate consideration received by the Company upon such Triggering Transaction would purchase at the average Market Price for the ten-day trading period immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Shares Deemed Outstanding immediately after such Triggering Transaction.

               For purposes of this Paragraph 3, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of shares of the Company's Common Stock outstanding at such time, and
(ii) the number of shares of the Company's Common Stock deemed to be outstanding under subparagraphs 3.1(1) to (9), inclusive, at such time.

               For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (9), inclusive, shall be applicable:

               (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options, or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall

          (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

               (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

               (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 or 3.3), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or

          (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced.

               (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

               (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (before deduction for expenses or underwriters' discounts or commissions related to such issue or sale). In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors of the Company in good faith to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board of Directors of the Company.

               (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.

               (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (9) For purposes of this Paragraph 3.1, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                3.2. Dividends Not Paid Out of Earnings or Earned Surplus. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Paragraph 3.2, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

                3.3. Subdivisions and Combinations. In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced by the same ratio as the subdivision or dividend. In case the Corporation shall at any time combine its outstanding Common Stock, Purchase Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination.

                3.4. Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holder of this Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

                3.5. No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 3 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 3.1(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries in effect on the date of issuance hereof or thereafter adopted by the Board of Directors of the Company (or physicians or providers contracting with the Company or any of its Subsidiaries), (ii) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof, (iii) upon exercise of the Warrants issued to Franklin Capital Associates, III L.P. ("Franklin") and Warburg, Pincus Ventures, L.P. ("Warburg") pursuant to the Amended and Restated Securities Purchase Agreement, dated as of April 2, 1997, by and among the Company, Franklin and Warburg, (iv) on conversion of the Series A Preferred Stock or the sale of any additional shares of Series A Preferred Stock or the issuance of additional shares of Series A Preferred Stock as dividends pursuant to Section 2(a) of the Certificate of Designation, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of the Company, or (v) in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act of Common Stock, Options or Convertible Securities.

                3.6.  Notices of Record Date, Etc.  In the event that:

               (1) the Company shall declare any cash dividend upon its Common Stock, or

               (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

               (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

               (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

               (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the holder of this Warrant:

               (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

               (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
        (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

                3.7. Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Company and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Paragraph 3.1 hereof, then the holder of this Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either:

               (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or

               (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

                3.8. Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.3.

                3.9. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Paragraph 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Market Price, calculated to the nearest one-hundredth (1/100) of a share.

                3.10. Officer's Statement as to Adjustments. Whenever the Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

                4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

                5. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

                6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

                7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

                8. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

               (a) Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

               (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

               (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

               (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

               (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

                9. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

                10. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                11. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

                12. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                13. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

                                      COVENTRY CORPORATION



                                      By:___________________
                                          Name:
                                          Title:

Dated:  ________ ___, 1997


Attest:

___________________________

                  [To be signed only upon exercise of Warrant]


To Coventry Corporation:

               The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,_______ shares of Common Stock of Coventry Corporation and herewith makes payment of $ ______ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to ______________________________, whose address is
_______________________________________________.

Dated:

_________________________



                                                  __________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)





                                             _______________________
                                                     Address

                  [To be signed only upon transfer of Warrant]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________ the right represented by the within Warrant to purchase  the  ____________________  shares  of the  Common  Stock  of  Coventry
Corporation to which the within Warrant relates, and appoints _______________________ attorney to transfer said right on the books of Coventry Corporation with full power of substitution in the premises.

Dated:


________________________



(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                             _______________________
                                                     Address

In the presence of



________________________

                                                                 EXHIBIT C



                                     FORM OF
             CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
                PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                              COVENTRY CORPORATION


                Pursuant to Section 48-16-102 of the Business
                  Corporation Act of the State of Tennessee

            The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Coventry Corporation, a Tennessee corporation (hereinafter called the "Corporation"), with the preferences and rights set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under Article __________ of the Corporation's Certificate of Incorporation and in accordance with the provisions of Section 48-16-102 of the Business Corporation Act of the State of Tennessee.

            RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of 6,000,000 shares of Series A Convertible Preferred Stock of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation of the Corporation, as follows:

            1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 6,000,000.

            2.  DIVIDENDS.

            (a) From the date of issuance hereof, until ___________, 1999 [the second anniversary of the Second Closing Date under the Purchase Agreement unless the Second Closing does not occur, in which case such date shall be the second anniversary of the First Closing Date](the "Dividend Payment Date"), the holders of Series A Preferred Stock shall be entitled to receive, when and as declared, out of the net profits of the Corporation, dividends at the rate of $0.83 per annum, payable in additional shares of Series A Preferred Stock, before any dividends shall be set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. The number of shares of Series A Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series A Preferred Stock shall be determined by dividing the amount of the dividend that would have been payable had such dividend been paid in cash by $10.00. To the extent that any such dividend would result in the issuance of a fractional share of Series A Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series A Preferred Stock held of record by each holder) then the amount of such fraction multiplied by $10.00 shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible). All dividends declared upon Series A Preferred Stock shall be declared pro rata per share.

            (b) Dividends on the Series A Preferred Stock through the Dividend Payment Date shall be cumulative, whether or not in either fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in either fiscal year, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock and no sums in that fiscal year or any subsequent fiscal year shall be paid to the holders of Junior Stock unless and until all dividends accrued and payable in respect of the Series A Preferred Stock have been paid or a sum sufficient for such payment shall have been set apart.

            (c) At all times after the Dividend Payment Date, if, as and when the Board of Directors of the Corporation declares any cash dividend on the shares of Common Stock, the Board of Directors shall declare a cash dividend on each share of Series A Preferred Stock equal to the dividend payable on each share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such dividend. Such dividend shall be payable at the same time and otherwise on the same terms as any dividend paid on the Common Stock.

            3.  LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $10.00 per share (subject to adjustment in the event of any, dividend, stock split, stock distribution or combination with respect to such shares), plus any accrued but unpaid dividends as of the date of such liquidation, dissolution or winding-up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

            (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series A Preferred Stock and any other series of Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

            (c) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3, unless waived by the holders of a majority of the then outstanding shares of Series A Preferred Stock or unless, as of the date immediately preceding such merger or consolidation, the Market Price is such that the outstanding shares of Series A Preferred Stock would be otherwise redeemable pursuant to Section 8(b) hereof, notwithstanding that such merger or consolidation occurs prior to ____________ [the third anniversary of the Second Closing Date].

            4.  VOTING.

            (a) Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 thereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration other than the election of directors (as to which the Series A Preferred Stock shall have rights voting separately as a class as set out in paragraph (b) below). Except as provided by law, by the provisions of paragraphs (b), (c) and (d) below, holders of Series A Preferred Stock and of any other outstanding Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) For so long as at least 1,000,000 shares of Series A Preferred Stock remain outstanding (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect two directors (herein referred to as the "Series A Directors"). In the event the Board of Directors is increased to more than nine directors, for so long as any shares of Series A Preferred Stock remain outstanding, the holders of record of a majority of the outstanding shares of Series A Preferred Stock shall be entitled to select the whole number of Series A Directors obtained by multiplying (a) the number of directors on the Board of Directors (including the Series A Directors) by (b) a fraction, the numerator of which is equal to the number of shares of Series A Preferred Stock then outstanding and the denominator of which is equal to the total number of shares of capital stock of the Company then outstanding measured in each case on an as converted to Common Stock basis. Each such Series A Director shall be (x)(i) a partner, officer or employee of Warburg, Pincus Ventures, L.P. or any of its affiliates or (ii) a person who is not a member of the board of directors or an employee or consultant of any company which owns, manages or provides services to health maintenance organizations ("HMOs") or preferred provider organizations ("PPOs") in any of the geographic markets in which the Corporation, its subsidiaries, or the HMOs and PPOs managed by the Corporation or its subsidiaries operate HMOs or PPOs as of the date such person agrees to be designated to the Board of Directors of the Corporation, and (y) elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock either at meetings of stockholders at which directors are elected, a special meeting of holders of Series A Preferred Stock or by written consent without a meeting in accordance with the Business Corporation Act of Tennessee. Each Series A Director so elected shall be in a separate class from the other Series A Director, and each shall serve for the term of that class. In addition to any other requirement herein, any vacancy in the position of a Series A Director shall require the affirmative vote of the holders of a majority of the Series A Preferred Stock in order to be filled. In addition to any other requirement herein, the removal of a Series A Director shall require the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series A Preferred Stock.

            (c) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority of the holders of Series A Preferred Stock:

            (i) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation or amend, alter or repeal any provision of the By-Laws that would adversely affect the rights of the holders of Series A Preferred Stock, including, without limitation, any increase in the number of shares of Series A Preferred Stock;

            (ii) issue any shares of Series A Preferred Stock other than upon exchange of the Note (as defined in the Amended and Restated Securities Purchase Agreement, dated as of April 2, 1997, by and among the Corporation, Franklin

       Capital Associates III L.P. and Warburg, Pincus Ventures, L.P.
      (the "Purchase Agreement")) or pursuant to paragraph 2(a) hereof; or

            (iii) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock.

            5. OPTIONAL CONVERSION. Each share of Series A Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock, provided, however, that on any redemption of any Series A Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

            (a) The initial conversion rate for the Series A Preferred Stock shall be one share of Common stock for each one share of Series A Preferred Stock surrendered for conversion, representing an initial Conversion Price (for purposes of Section 6) of $10.00 per share of the Corporation's Common Stock plus a number of additional shares of Common Stock equal to the amount of accrued but unpaid dividends (whether or not currently payable) through the date of such conversion divided by the Conversion Price then in effect. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

            (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series A Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the average Market Price for the ten-day trading period preceding such issuance and sale of such fraction, calculated to the nearest one-hundredth (1/100) of a share. For purposes hereof, the term "Market Price" shall mean (i) if the Common Stock is traded on a national securities exchange, the last reported sale price of a share of Common Stock, regular way on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, or, (ii) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (iii) if not listed or admitted to trading on any national securities exchange or designated as a national market system security, the average of the reported bid and asked price of the Common Stock on such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation or, (iv) if the shares of Common Stock are not so publicly traded, the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

            (c) Whenever the Conversion Price shall be adjusted as provided in
Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series A Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(g) hereof.

            (d) In order to exercise the conversion right, the holder of any Series A Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent be at the time appointed, then the

Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series A Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series A Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (e) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

            (f) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

            6.  ANTI-DILUTION PROVISIONS.

            (a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 6(a). At any given time the Conversion Price shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Common Stock upon conversion of shares of Series A Preferred Stock. Upon each adjustment of the Conversion Price pursuant to Section 6, the registered Holder of shares of Series A Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of the Corporation's Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of the Corporation's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this Section 6, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Stock outstanding at such time, (y) the number of shares of the Corporation's Common Stock issuable assuming conversion at such time of the Corporation's other series of convertible preferred stock, if any, and (z) the number of shares of the Corporation's Common Stock deemed to be outstanding under subparagraphs 6(b)(1) to (9), inclusive, at such time.

            (b) Except as provided in paragraph 6(c) or 6(f) below, if and whenever on or after the date of initial issuance of the Series A Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with subparagraphs 6(b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph 6(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of
(x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation upon such Triggering Transaction would purchase at the average Market Price for the ten-day period immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Shares Deemed Outstanding immediately after such Triggering Transaction.

            For purposes of determining the adjusted Conversion Price under this paragraph 6(b), the following subsections (1) to (9), inclusive, shall be applicable:

                  (1) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                  (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph
            (3) below.

                  (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or
            (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 6(b) or 6(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                  (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (6) In case any shares of Common Stock, Options or Convertible
            Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (before deduction for expenses or underwriters discounts or commissions related to such issue or sale). In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board of Directors of the Corporation.

                  (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph 6(b).

                  (8) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options, or Convertible Securities, then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (9) For purposes of this paragraph 6(b), in case the
            Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

            (c) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by subparagraph 6(b)(8)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any Series A Preferred Stock, the Corporation shall pay to the person converting such Series A Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph 6(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

            (d) In case the Corporation shall at any time subdivide (other than by means of a dividend payable in Common Stock covered by paragraph 6(b)(8)) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series A Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Series A Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

            (f) The provisions of this Section 6 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 6(b)(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation (or physicians or providers contracting with the Corporation or any of its Subsidiaries) (ii) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date, (iii) upon exercise of the Warrants issued to Franklin Capital Associates, III L.P. ("Franklin") and Warburg, Pincus Ventures, L.P. ("Warburg") pursuant to the Purchase Agreement, (iv) on conversion of the Series A Preferred Stock or the sale of any additional shares of Series A Preferred Stock or the issuance of additional shares of Series A Preferred Stock as dividends pursuant to Section 2(a) hereof, or (v) in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act of Common Stock, Options or Convertible Securities.

            (g)  In the event that:

            (1) the Corporation shall declare any cash dividend upon its Common Stock, or

            (2) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

            (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

            (4) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

            (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series A Preferred Stock:

            (i) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

            (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock at the address of each such holder as shown on the books of the Corporation.

            (h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 6(b) hereof, then each holder of Series A Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 6(g)) and upon the terms applicable to such Purchase Rights either:

            (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series A Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series A Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series A Preferred Stock specifically to request delivery of such rights; or

            (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

            (i) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in paragraph 6(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 6(d).

            7.  MANDATORY CONVERSION.

            (a) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such shares upon the vote to so convert of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

            (b) All holders of record of shares of Series A Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series A Preferred Stock pursuant to this Section 7. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Series A Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Series A Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 7. On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted will terminate, except only the right of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Series A Preferred

Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            8.  REDEMPTION.

            (a) The Corporation shall redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Tennessee) at a price of $10.00 per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends accrued but unpaid thereon (such amount is hereinafter referred to as the "Redemption Price"), on May 15 (the "Redemption Date") of each of the years 2002 through 2004 thirty-three and one-third percent (33 1/3%) of the shares of Series A Preferred Stock outstanding on the first Redemption Date or such lesser number of shares as shall then be outstanding. If the Corporation is unable at any Redemption Date to redeem any shares of Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Tennessee, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

            (b) The Series A Preferred Stock may not be redeemed before ___________, 2000 [the third anniversary of the Second Closing Date]. Thereafter, the Series A Preferred Stock shall be subject to redemption, in whole but not in part, at the option of the Corporation, if the Market Price of the Common Stock on each of the twenty (20) consecutive days on which there was a price for such shares during the period ending within five days prior to the giving of written notice of redemption as provided in paragraph (d) below is at least $17.00 per share (appropriately adjusted for any stock split, stock dividend or similar event) at a price in cash equal to the Redemption Price then in effect.

            (c) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A Preferred Stock held on the date of notice of redemption).

            (d) At least thirty (30) days prior to each Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

            (e) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

            IN WITNESS WHEREOF, Coventry Corporation has caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock to be duly executed by its [Vice President] this ____ day of _________.


                                          COVENTRY CORPORATION

                                          By:_______________________
                                             Name:
                                             Title:

                                                                 EXHIBIT D



                                     CHARTER


                                       OF

                              COVENTRY CORPORATION


          The undersigned natural person, having capacity to contract, and acting as the Incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following Charter for Coventry Corporation (the "Company"):


                                   ARTICLE I.

                                      NAME

          The name of the Company is Coventry Corporation.


                                   ARTICLE II.

                  PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT

          1. The street address of the Company's principal office is:

                  53 Century Boulevard, Suite 250
                  Nashville, Tennessee 37214
                  County of Davidson

          2. The street address of the Company's initial registered office in the State of Tennessee is:

                  53 Century Boulevard, Suite 250
                  Nashville, Tennessee 37214
                  County of Davidson

          3. The name of the Company's initial registered agent in the State of Tennessee is Allen F. Wise.


                                  ARTICLE III.

                                     PURPOSE

          The Company is organized for profit. The purpose of the Company is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Tennessee Business Corporation Act, as amended from time to time.

                                   ARTICLE IV.

                                      STOCK

          The total number of shares of stock which the Company shall have authority to issue is 100,000,000 shares of Common Stock, par value of $0.01 per share (the "Common Stock").

          The shareholders of the Company shall not have preemptive rights.

          The   designation,   powers,   preferences   and   rights,   and   the
qualifications, limitations and restrictions thereof in respect of shares of Common Stock are as follows:

          1. Voting Rights. Except as set forth herein or otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholder of the Company shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

          2. Dividends. The Board of Directors of the Company may cause dividends or other distributions to be paid to holders of shares of Common Stock out of funds legally available therefor.


                                   ARTICLE V.
                               BOARD OF DIRECTORS

          1. Former Employees or Officers as Directors. The Board of Directors of the Company shall at all times contain a majority of members who are not present or former officers or employees of the Company or any subsidiary of the Company and are not members of the immediate family of, controlled by, or under common control with any such officers or employee.

          2. Power to Adopt, Amend or Repeal Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Company.

          3. Number, Election and Term. The number of directors shall be a number (not less than three) as fixed from time to time by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible. The term of the initial Class I Directors shall expire on the date of the annual meeting of the shareholders of the Company to be held in 1998. The term of the initial Class II Directors shall expire on the date of the annual meeting of the shareholders of the Company to be held in 1999. The term of the initial Class III Directors shall expire on the date of the annual meeting of the shareholders of the Company to be held in 1997. At each annual meeting of the stockholders of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each director shall hold office until the expiration of his or her term and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal as possible. Election of directors need not be by ballot unless the bylaws of the Company so provide.

          4. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors is present. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director=s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          5. Removal. Any director may be removed from office for cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, a director may be removed Afor cause@ only upon a finding that (i) the director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Company, and (ii) removal is in the best interests of the Company. Any director may be removed from office for any reason other than cause only upon the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Company entitled to vote thereon.

          6. Special Meetings of Shareholders. Special Meetings of shareholders may be called by the holders of not less than 50% of all shares entitled to vote at the meeting, or by the Chief Executive Officer, the President or the Board of Directors.

          7. Amendment or Repeal of this Article V. Notwithstanding anything contained in this Charter to the contrary, the affirmative vote of the holders of at least 75 percent of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal any provision of this Article V.


                                   ARTICLE VI.

                                 INDEMNIFICATION

          To the fullest extent permitted by the Tennessee Business Corporation Act, as amended from time to time, a person who is or was a director, officer, employee or agent of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, officer, employee or agent and shall be indemnified against any liability or expense incurred by reason of the fact that such person is or was a director, officer, employee or agent of the Company, if such person acted in good faith and in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything contained in this Charter to the contrary, the affirmative vote of the holders of at least 75 percent of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article VI.


                                  ARTICLE VII.
                                   AMENDMENT

          The Company reserves the right to amend this Charter in any manner permitted by the Tennessee Business Corporation Act, as amended from time to time, and not inconsistent herewith, and all rights and powers conferred herein on shareholders, directors and officers, if any, are subject to this reserved power.


DATED: April 14, 1997


                                        _______________________________________
                                             N. KATHRYN SEVIER, INCORPORATOR

                                                              EXHIBIT E

                                    BYLAWS OF


                              COVENTRY CORPORATION


                               ARTICLE 1. OFFICES

          1.1 Principal Offices. The principal offices of the Corporation shall be established by the Board of Directors from time to time.

          1.2 Other Offices. The Corporation also may have offices at such other places, both within and without the State of Tennessee, as the Board of Directors may from time to time decide are necessary or proper for the business of the Corporation.


                             ARTICLE 2. SHAREHOLDERS

          2.1 Place of Meetings. All meetings of the shareholders for any purpose shall be held at such time and place, within or without the State of Tennessee, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.

          2.2 Annual Meetings. Annual meeting of the shareholders shall be held on the third Thursday of June of each year (unless such day shall fall on a legal holiday, in which event such meeting shall be held on the next full business day following such legal holiday) or at such time as shall be designated by the Chairman of the Board of Directors and stated in the notice of such meeting. At each such annual meeting, the shareholders shall elect a Board of Directors and transact such other business as properly may be brought before the meeting.

          2.3 Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the Chief Executive Officer, the President, the Board of Directors, or the holders of a majority in amount of the shares entitled to vote at the meeting.

          2.4 Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail.

          2.5 Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of the shareholders.

          2.6 Action by Shareholders. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting.

          2.7 Voting. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Such votes may be cast in person or by written proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

          (a) Voting of Shares. Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote.

          If a quorum exists, approval of action on a matter (other than the election of directors) by a voting group entitled to vote thereon is received if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Charter or the Act requires a greater number of affirmative votes. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

          (b) Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

          (c) Acceptance of Shareholder Documents. If the name signed on a shareholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

                  (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                  (ii) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

                  (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

                  (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or

                  (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one
         (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.

         2.8 Consents of Absentees. No defect in the calling or noticing of a shareholders= meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         2.9 Record Date Closing Transfer Books. The Board of Directors shall fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders. The record date shall not precede the date upon which the resolution fixing the record date is adopted, and shall not be not less than ten (10) nor more than sixty (60) days prior to said meeting.

         2.10 Shareholder List. A complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared. Such list, for a period of ten (10) days prior to the meeting, shall be kept on file at a place within the city where the meeting is to be held and shall be subject to inspection by any shareholder, for any purpose germane to the meeting, during usual business hours. Such list shall be kept open at the meeting and shall be subject to the inspection of any shareholder.

         2.11 Order of Business. The order of business of each meeting of the shareholders of the Corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meetings after the time prescribed for commencement thereof, and opening and closing of the voting polls.

         2.12 Notice of Shareholder Business. At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote at such annual or special meeting who complies with the notice procedures set forth in this
Section 2.12. For business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than thirty (30) days nor more than sixty
(60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made. Such shareholder=s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting; (b) the name and address, as they appear on the Corporation's books, of such shareholder; (c) the class and number of each class or series of the shares of the Corporation which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this
Section 2.12. The chairman of a annual or special meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, a shareholder seeking to have a proposal included in the Corporation=s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

          (a) Action Without Meeting. Action required or permitted by the Act to be taken at a shareholders' meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.

         The action must be evidenced by one (1) or more written consents describing the action taken, at least one of which is signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating such signing shareholder's vote or abstention on the action and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records.

         If the Act or the Charter requires that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation shall give its nonvoting shareholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

         2.13 Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.13. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (l0th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving-the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class, series and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the

Corporation unless nominated in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         2.14 Presiding Officer and Secretary. Meetings of the shareholders shall be presided over by the President, or if the President is not present, by a chairman chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, a majority of the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.


                              ARTICLE 3. DIRECTORS

         3.1 Powers of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall constitute the governing body of the Corporation and shall be responsible to the shareholders for setting policy, long range planning and providing oversight of the management of the Corporation.

         3.2 Number and Qualification. The number of directors, which shall constitute the Board of Directors, shall be not less than three or more than 11 as the Board shall from time to time determine; provided however, if all the shares of the Corporation are owned of record by less than three shareholders, the number of directors may be less than three, but not less than the number of shareholders of record. No decrease shall have the effect of shortening the term of any incumbent director.

         3.3 Election and Term. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes, Class I, Class II, and Class III, each consisting of approximately one-third (1/3) of the whole number of the Board of Directors, and each director of the Corporation shall hold office until his successor is elected and qualified or until his death, resignation, or removal. Each class of directors shall be as nearly equal in number of directors as possible and shall be denominated in such manner as the Board of Directors may determine. The term of office of those of Class I will expire at the first annual meeting of shareholders following their election; of Class II one year thereafter; of Class III two years thereafter; and at each annual election held after such classification and election, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three
(3) years, so that the term of office for one class of directors shall expire in each year. Directors need not be shareholders of the Corporation or residents of the State of Tennessee.

         3.4 Filling Vacancies. Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal shall be filled by the affirmative vote of a majority of the remaining directors entitled to vote although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at a regular meeting or a special meeting of the Board of Directors called for that purpose, or at an annual meeting or a special meeting of shareholders called for that purpose.

         3.5 Resignation of Directors. Any director may resign from his office at any time by delivering his written resignation to the Secretary, and such resignation shall be effective immediately upon delivery to the Secretary.

         3.6 Removal of Directors. Any director may be removed from the Board of Directors at any time for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to be cast for the election of directors; provided, however, a director may be removed "for cause" only upon a finding that (i) the director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Corporation, and (ii) removal is in the best interests of the Corporation. Directors of the Corporation may be removed for any reason other than cause only upon the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

         (a) Vacancies. Unless the Charter otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the shareholders or the Board of Directors may fill such vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders.

          3.7 Place of Meetings. Regular or special meetings of the Board of Directors may be held either within or without the State of Tennessee.

          3.8 Chairman of the Board. The Chairman of the Board of Directors, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written direction given to such Chairman pursuant to resolution duly adopted by the Board of Directors.

          3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. The Board shall meet at least annually. At such meetings, the Board shall ensure that the officers or other management personnel of the Corporation report on management's progress in carrying out the policies of the Board and shall discuss management's recommendations for changes in policy.

          3.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President and shall be called by the Secretary on the written request of two (2) directors. Notice of any special meeting of the Board of Directors shall be given to each director at least three (3) days before the date of the meeting.

          3.11 Quorum of Directors. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          3.12 Committees. The Board of Directors by resolution passed by a majority of the entire Board of Directors, may from time to time designate members of the Board of Directors to constitute committees, including an executive committee, which shall in each case consist of such number of directors, not less than two (2), and shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of any meeting, unless the Board of Directors shall otherwise direct. The Board of Directors shall have power at any time to change the number and the members of any such committee, to fill vacancies and to discharge any such committee.

         3.13 Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

         3.14 Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attending each meeting of the Board of Directors and may be paid a fixed sum for attending each meeting of the Board of Directors and may be paid a fixed sum for attending each meeting of the Board of Directors or a stated salary for serving as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

          3.15. Minutes of Meetings. The Board of Directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the Corporation. Committees of the Board of Directors shall maintain a separate record of the minutes of their proceedings.

                        ARTICLE 4. NOTICES AND MEETINGS.

          4.1. Method of Giving Notice. Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage paid.

         4.2. Waiver of Notice. Any notice required to be given may be subject to a waiver thereof in writing signed by the person or persons entitled to receive such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice in a timely manner. Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the Corporation. Attendance of such persons at any meeting shall constitute a waiver of notice of such meetings, except where there persons attend for the express purpose of objecting that the meeting is not lawfully convened.

         4.3 Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

                  (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

                  (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

          4.4. Telephone Meetings. Subject to the requirements of the Tennessee Business Corporation Act, as amended, or these bylaws for notice, shareholders, members of the Board of Directors, or members of any committee designated by such Board of Directors, may participate in and hold a meeting of such shareholders, Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.3 of Article 4 shall constitute presence in person at such meeting.

          4.5. Place of Meetings. All meetings of the shareholders shall be held at the registered office of the Corporation, or any other place within or without this State, as may be designated for that purpose from time to time by the Board of Directors.


                               ARTICLE 5. OFFICERS

          5.1. Qualifications. The officers of the Corporation need not be shareholders of the Corporation or residents of the State of Tennessee. The Board of Directors shall elect a President, a Treasurer and a Secretary and such other officers, including a Chairman of the Board of Directors, and assistant officers as the Board of Directors may deem desirable to have to conduct the affairs of the Corporation. Any two (2) or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

          5.2. Compensation of Officers. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the Board of Directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

          5.3. Term and Vacancies. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

          5.4. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

          5.5. General Authority of Officers. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

          5.6. Duties of President. The President shall have general and active management control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall call regular and special meetings of the shareholders and directors in accordance with law and these bylaws and shall preside at such meetings. The President shall appoint, discharge and fix the compensation of officers, agents and employees other than those appointed by the Board of Directors. The President shall sign all certificates representing shares of stock in the Corporation. The President shall perform such other duties as may be prescribed from time to time by the Board of Directors.

          5.7. Duties of Vice President. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

          5.8. Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all business transacted at such meetings in a minute book to be kept for that purpose and shall perform like duties for the standing committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President, under whose supervision the Secretary shall be. The Secretary shall take and keep custody of the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, is shall be attested by the signature of the Secretary or by the signature of an assistant Secretary or of the Treasurer.

          5.9. Duties of Assistant Secretaries. The assistant secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President or Secretary from time to time may delegate.

          5.10. Duties of the Treasurer. The Treasurer shall have the custody of the Corporation's funds and securities, shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation and shall deposit all funds and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all the Treasurer's transactions as Treasurer and of the financial conditions of the Corporation. The Treasurer shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

          5.11. Duties of Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the

Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President or Treasurer may from time to time delegate.

          5.12. Execution of Instruments. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agents of the Corporation and in such manner as the Board of Directors from time to time may determine. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officers or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.


                    ARTICLE 6. CERTIFICATES AND SHAREHOLDERS

          6.1. Forms of Certificates. Certificates shall be delivered representing all shares of stock in the Corporation to which shareholders are entitled. Certificates for shares of the stock of the Corporation shall be in such form as shall be required by law and as shall be approved by the Board of Directors. Every certificate for shares issued by the Corporation must be signed by the Chairman of the Board of Directors or the President, or a Vice President, and the Secretary, or an assistant Secretary. Such certificates shall bear a legend or legends in the form and containing the restrictions required to be stated thereon by the Tennessee Business Corporation Act, other provisions of law, the Articles of Incorporation or these bylaws. Certificates shall be consecutively numbered and shall be entered into the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number of class of shares, the par value of such shares, and such other matters as may be required by law, the Articles of Incorporation or these bylaws.

          6.2. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney. Upon surrender to the Corporation or its transfer agent of a certificate representing shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          6.3 Subscriptions for Shares. Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

          6.4. Record Ownership Conclusive. The Corporation shall be entitled to treat the holder of any share or shares of stock in the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it has express or other notice thereof, except as otherwise provided by law or by any stock purchase and redemption agreement to which the stock may be subject, if such agreement has been formally executed or accepted by the Corporation.

          6.5. Replacement of Certificates. No new certificates shall be issued until the former certificates of the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.


                           ARTICLE 7. OTHER PROVISIONS

          7.1. Dividends. Dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Certificate of Incorporation, as amended, and to the laws of the State of Tennessee. The declaration and payment of dividends shall be at the discretion of the Board of Directors.

          7.2. Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the name and addresses of all shareholders and the number and class of the shares held by each.

          7.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          7.4. Seal. The Corporation's seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

          7.5 Contracts. Unless otherwise required by the Board of Directors, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

          7.6 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the President or the Board of Directors. Such authority may be general or confined to specific instances.

          7.7 Checks, Drafts, Etc. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

          7.8 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

          7.9 Voting Securities Held by the Corporation. Unless otherwise required by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.


                    ARTICLE 8. INDEMNIFICATION OF DIRECTORS,
                  OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES

          8.1. Third Party Proceedings. The Corporation shall indemnify any person who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative t other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent (including without limitation members of advisory boards of health care organizations and other facilities owned by the Corporation and physicians serving on medical staff committees of such healthcare organizations) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by such person while acting in any such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (whether with or without court approval) actually and reasonably incurred by such person in connection with such action, suit Or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          8.2. Actions By or In the Right of the Corporation. The Corporation shall indemnify any person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent (including without limitation members of advisory boards of hospitals and other facilities owned by the Corporation and physicians serving on medical staff committees of such hospitals) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable 'or negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          8.3. Absolute Right. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprises at the request of the Corporation, shall have been successful on the merits or otherwise in defending against any threatened or actual action, suit or proceeding referred to in Section 8.1 hereof or any threatened or actual action or suit referred to in Section 8.2 hereof, or in defense of any claim, issue-or matter therein, he shall be indemnified against all expenses (including
attorneys'  fees)  actually  and  reasonably   incurred  by  him  in  connection
therewith.

          8.4. Determination of Conduct. Any indemnification under Sections 8.1 or 8.2 hereof (unless ordered by a court), shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such Sections. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the shareholders.

         8.5.     Payment of Expenses in Advance.

                  (1) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article 8.

                  (2) Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative other than a director by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such authorized representative to repay if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8.

                  (3) The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.

         8.6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

          8.7. Indemnity Not Exclusive. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or engaged in any other enterprise at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

          8.8. Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article 8.

          8.9.     Definitions. For purposes of this Article:

                  (1) "authorized representative" shall mean a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise;

                  (2) "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

                  (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation;

                  (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

                  (5) "expenses" shall include attorneys' fees and disbursements;

                  (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

                  (7)      "not   opposed   to  the   best   interests   of  the
                           Corporation" shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

                  (8) "other enterprises" shall include employee benefit plans;

                  (9) "party" shall include the giving of testimony or similar involvement;

                  (10) "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

                  (ll) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.


                      ARTICLE 9. AMENDMENT AND CONSTRUCTION

          9.1. Amendment. The power to alter, amend, or repeal these bylaws or adopt new bylaws shall be vested in the Board of Directors. The shareholders may not amend, delete or otherwise alter these bylaws except upon the affirmative vote of the holders of not less than 75% of the outstanding capital stock of the Corporation entitled to vote thereon.

                                                                  EXHIBIT F

                             VOTING TRUST AGREEMENT

                  AGREEMENT, dated April 15, 1997, by and among Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), and Patrick T. Hackett, Joel Ackerman and Jonathan S. Leff (who together with any successor or successors hereunder are hereinafter called the "Trustees"):

                  WHEREAS, Warburg has entered into a Securities Purchase Agreement, dated as of April 2, 1997 (the "Purchase Agreement"), by and among Warburg, Coventry Corporation, a Tennessee corporation ("Coventry"), and Franklin Capital Associates III L.P., a Delaware limited partnership;

                  WHEREAS, pursuant to the Purchase Agreement, and subject to certain conditions set forth therein, Warburg has acquired the right to purchase from Coventry (i) a convertible, exchangeable senior subordinated note (the "Note") issued by Coventry in the aggregate principal amount of $36,000,000 and
(ii) warrants issued by Coventry (the "Warrants"), initially evidencing the right to purchase an aggregate of 2,117,647 shares of the common stock, par value $0.01 per share of Coventry (the "Common Stock"), subject to certain adjustments as set forth in the Warrants;

                  WHEREAS, Warburg deems it in its best interests, as well as in the best interests of Coventry, to vest in the Trustees as herein provided the power to vote all of the shares of Series A Preferred Stock for which the Note may be exchanged, all additional shares of Series A Preferred Stock that may be issued in lieu of a payment of cash dividends on the Series A Preferred Stock, all of the shares of Common Stock into which the Note and any Interest Notes (as defined in the Purchase Agreement) may be converted, all of the shares of Common Stock issuable upon exercise of the Warrants and all other shares of the capital stock of Coventry hereinafter issued to Warburg pursuant to the Purchase Agreement during the term of this Agreement (collectively, the "Stock"); and

                  WHEREAS, Warburg has directed that, during the term of this Agreement, stock certificates representing the Stock be issued to the Trustees, as Trustees, if, when and as the Stock is issued pursuant to the Purchase Agreement, for the purpose of vesting in the Trustees the right to vote the Stock for the period and upon the terms and conditions stated herein, and that it appear in such Stock when issued that the same has been issued to the Trustees, as Trustees, pursuant to this Agreement, and that Coventry cause such issuance to be duly noted on its books and records.

                  NOW, THEREFORE, in consideration of the premises, of the mutual covenants herein contained, of ONE DOLLAR ($1.00) paid by Warburg to the Trustees, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among Warburg and the Trustees as follows:

                  (1) For the duration of this Agreement, the Trustees shall have the sole, exclusive, absolute, and unqualified power to (i) vote the Stock with discretion as to how to vote the Stock and (ii) execute stockholders' consents at every annual and special meeting of the stockholders of Coventry and in any and all proceedings wherein the vote or consent of such stockholders may be required or authorized and to vote upon any and all questions arising thereat.

                  (2) The Trustees may act hereunder either by a vote of a majority of the Trustees, in person, at a meeting duly called and held, and such vote shall be deemed the decision or act of all of the Trustees, or by a written instrument without a meeting of the Trustees signed by a majority of the Trustees. The Trustees may adopt their own rules of procedure and shall keep reasonable minutes of their proceedings and shall keep a record of the trust certificates issued hereunder.

                  (3) The Trustees hereby accept the trust created, and covenant and agree faithfully and diligently to perform the covenants and agreements contained herein.

                  (4) If requested by Warburg, the Trustees shall issue a trust certificate, which shall be in substantially the form of Schedule A hereto.

                  (5) Warburg shall be entitled to receive and disburse in its sole discretion any and all cash dividends declared on the Stock and, if the same be paid to the Trustees, such dividends shall be disbursed by the Trustees to Warburg forthwith. The Trustees shall be entitled to receive dividends paid in-kind on the Stock, or any distributions made in the form of shares of capital stock of Coventry which shall be held by the Trustees subject to the terms of this Agreement, and the Trustees shall issue trust certificates representing such stock certificates to Warburg, if so requested.

                  (6) This Agreement and the voting trust hereby created shall be irrevocable and continue in force for ten (10) years from the date hereof, unless at any time Warburg shall be deemed to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) less than ten percent (10%) of the then outstanding shares of Common Stock (a "Termination Event"), in which case this Agreement and the voting trust created hereby shall be terminated upon written notice from Warburg to the Trustees. Upon termination, the Trustees, upon surrender to them of any outstanding trust certificates or the receipt by them of a proper acquittance from Warburg, and, upon payment of any stamp taxes or other governmental charges in connection with such surrender and delivery, will cause to be delivered to Warburg or its successors or assigns certificates of capital stock of Coventry in amounts corresponding to the Stock issued, delivered or transferred to the Trustees at any time pursuant to this Agreement.

                  (7) Except in the case of a Termination Event, Warburg agrees that at least thirty (30) calendar days prior to the termination of this Agreement to notify the Department of Insurance of each of the states listed on Schedule B hereto of its intention either to extend this Agreement for an additional period or to have application made for approval of the acquisition of control of Coventry pursuant to the applicable provisions of the respective insurance laws of each of the states listed on Schedule B hereto, if necessary.

                  (8) This Agreement may be amended by unanimous action of the Trustees and Warburg provided that such amendment is reviewed and approved by the applicable Department of Insurance of each of the states listed on Schedule B hereto.

                  (9) No Trustee shall assume any responsibility or incur any liability as stockholder, trustee or otherwise, or by reason of any error of judgment or mistake of law or other mistake, or for any act or omission of any other Trustee or of any agent or attorney employed by the Trustees or for the misconstruction of this Agreement, or for any action taken or omitted thereunder or believed by him to be in accordance with the provisions and intentions thereof, or otherwise, except for his own willful misconduct. Any Trustee may be, act and receive compensation as, a director or officer of, or be otherwise associated with, Coventry.

                  (10) Any Trustee or successor Trustee may at any time resign by delivering to the other Trustees and to Warburg his resignation in writing. Any Trustee or successor Trustee shall be deemed to have resigned automatically without further action on the part of such Trustee or successor Trustee in the event such Trustee or successor Trustee is not employed for any reason by E.M. Warburg, Pincus & Co., LLC ("EMW"), any successor to EMW or any affiliate of EMW. In the event of a vacancy or vacancies occurring in the office of Trustee or successor Trustee through the death, incapacity, resignation, refusal to act, removal from his position as an employee or partner of Warburg, or any of its affiliates, or removal from the role of Trustee under this Agreement, in the sole discretion of Warburg, of an original Trustee or of a successor Trustee, the remaining Trustees may appoint a successor Trustee to fill such vacancy upon the recommendation and prior written approval of Warburg, by an instrument in writing, signed by the remaining Trustees and Warburg, a copy of which shall be kept on file at the registered office of Warburg. The appointment of a successor Trustee and his capacity to act as such shall be subject to the prior review by and approval of the applicable Department of Insurance of each of the states listed on Schedule B hereto. The successor Trustee so appointed shall be clothed with all the rights, privileges, duties and powers conferred upon the Trustees herein named.

                  (11) Upon the appointment of a successor Trustee, a new certificate or certificates for the Stock may be issued in the names of the Trustees at that time duly appointed hereunder.

                  (12) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to the choice of law provisions thereof.

                  (13) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  (14) This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among the parties.

                  (15) In the event that any part or parts of this Agreement shall be held illegal and unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

                  (16) The Trustees hereby agree that they will not assert against the limited partners of Warburg any claim they may have under this Agreement by reason of any failure or alleged failure by Warburg to meet its obligations hereunder.

                  (17) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

                                               WARBURG, PINCUS VENTURES, L.P.

                                                By:   Warburg, Pincus & Co.,
                                                      its General Partner



                                                By: /s/ Patrick T. Hackett
                                                   ---------------------------
                                                      Name: Patrick T. Hackett
                                                      Title: Managing Director



                                                TRUSTEES:



                                                     /s/ Patrick T. Hackett
                                                   -------------------------
                                                   Name:  Patrick T. Hackett



                                                     /s/ Joel Ackerman
                                                   -------------------------
                                                   Name: Joel Ackerman



                                                     /s/ Jonathan S. Leff
                                                   -------------------------
                                                   Name: Jonathan S. Leff

                                   SCHEDULE A



                                   CERTIFICATE

               of the Trustees for WARBURG, PINCUS VENTURES, L.P. for stock of Coventry Corporation under the Voting Trust Agreement, dated as of April 15, 1997, by and among the Trustees named therein and Warburg, Pincus Ventures, L.P., a Delaware limited partnership (the "Voting Trust Agreement").

                                            Description of
No.________                                 Stock:  _______________





                  THIS IS TO CERTIFY THAT, upon the termination of the Voting Trust Agreement, upon the surrender hereof and upon payment of all stamp taxes or governmental charges, WARBURG, PINCUS VENTURES, L.P., or its successors or assigns, will be entitled to any securities of COVENTRY CORPORATION held by the undersigned as Trustees, subject and pursuant to the terms, conditions and stipulations of the Voting Trust Agreement (the "Voting Trust Agreement") which have been acquired pursuant to that certain Securities Purchase Agreement, dated as of April 2, 1997, by and among Coventry Corporation, a Delaware corporation, Warburg, Pincus Ventures, L.P., a Delaware limited partnership, and Franklin Capital Associates III L.P., a Delaware limited partnership or the Voting Trust Agreement.

                  This certificate is transferable only on the books of the Trustees by the holder thereof, in person or by attorney, upon surrender of his certificate, properly endorsed and upon payment of all stamp taxes and other governmental charges in connection therewith; whereupon a like new certificate will be issued to the proper owner thereof of record.

                  IN WITNESS WHEREOF, the undersigned Trustees, pursuant to said Voting Trust Agreement have hereunto set their hands and seals, this ____ day of
____________.



                                               ____________________________

                                               ____________________________

                                               ____________________________

                                   SCHEDULE B


Illinois

Missouri

Ohio

Pennsylvania

Texas

Virginia

West Virginia